                                                                     EXHIBIT 2.1



                       ASSET PURCHASE AND SALE AGREEMENT

                                  by and among

                           BUMBLE BEE SEAFOODS, INC.,

                        BUMBLE BEE INTERNATIONAL, INC.,

                         COMMERCE DISTRIBUTING COMPANY,

                                      AND

                       SANTA FE SPRINGS HOLDING COMPANY,

                                       as

                                    SELLERS

                                      and

                         INTERNATIONAL HOME FOODS, INC.

                                      and

                      BUMBLE BEE ACQUISITION CORPORATION,

                          ITS WHOLLY-OWNED SUBSIDIARY

                                       as

                                     BUYER


                           DATED AS OF MAY 1, 1997

                               TABLE OF CONTENTS

                   TITLE                                                             PAGE
                   -----                                                             ----
                   TABLE OF CONTENTS                                                  i
ARTICLE 1          PURCHASE AND SALE OF THE ASSETS                                    1
Section 1.1.       Purchase By Buyer And Sale By Sellers Of The Assets.               1
ARTICLE 2          CERTAIN DEFINITIONS                                                2
Section 2.1.       Accounts Receivable.                                               2
Section 2.2.       Acquisition Sub.                                                   2
Section 2.3.       Affiliate.                                                         2
Section 2.4.       Agreement.                                                         3
Section 2.5.       Alternative Transaction.                                           3
Section 2.6.       Applicable Laws.                                                   3
Section 2.7.       Assets.                                                            3
Section 2.8.       Assumed Contracts.                                                 3
Section 2.9.       Assumed Liabilities.                                               3
Section 2.10.      Bankers Trust Facility.                                            4
Section 2.11.      Bankruptcy Code.                                                   4
Section 2.12.      Bankruptcy Court.                                                  4
Section 2.13.      Bankruptcy Proceedings.                                            4
Section 2.14.      BBII.                                                              4
Section 2.15.      BBSI.                                                              4
Section 2.16.      BBSI Business.                                                     4
Section 2.17.      Books And Records.                                                 4
Section 2.18.      Business Day.                                                      5
Section 2.19.      [THIS SECTION LEFT INTENTIONALLY BLANK].                           5
Section 2.20.      [THIS SECTION LEFT INTENTIONALLY BLANK]                            5
Section 2.21.      CDC.                                                               5
Section 2.22.      Closing.                                                           5
Section 2.23.      Closing Date.                                                      5
Section 2.24.      Closing Working Capital                                            5
Section 2.25.      COBRA                                                              5
Section 2.26.      Commitment Letter                                                  5
Section 2.27.      Contingent Obligation.                                             6
Section 2.28.      Contract.                                                          6
Section 2.29.      Contractual Obligation.                                            6
Section 2.30.      Employee Benefit Plan.                                             6
Section 2.31.      Employee Termination Obligations.                                  6
Section 2.32.      Environmental Claims.                                              6
Section 2.33.      Environmental Law.                                                 6
Section 2.34.      Environmental Permit.                                              7
Section 2.35.      ERISA.                                                             7
Section 2.36.      ERISA Affiliate.                                                   7

Section 2.37.      Estimated Working Capital.                                          7
Section 2.38.      Excluded Assets.                                                    7
Section 2.39.      Excluded Liabilities.                                               8
Section 2.40.      Falcons.                                                            9
Section 2.41.      Final Order.                                                        9
Section 2.42.      Financial Statements.                                               9
Section 2.43.      GAAP.                                                               9
Section 2.44.      Governmental Authority.                                            10
Section 2.45.      Governmental Licenses And Permits.                                 10
Section 2.46.      Hazardous Materials.                                               10
Section 2.47.      Heller Facility.                                                   10
Section 2.48.      HSR Act.                                                           10
Section 2.49.      IHF Financial Statements                                           10
Section 2.50.      Indebtedness.                                                      10
Section 2.51.      Initial Order.                                                     11
Section 2.52.      Intellectual Property.                                             11
Section 2.53.      Inventory.                                                         11
Section 2.54.      IRC.                                                               12
Section 2.55.      Knowledge.                                                         12
Section 2.56.      Liens.                                                             12
Section 2.57.      Mantatun.                                                          12
Section 2.58.      Material Adverse Effect.                                           12
Section 2.59.      Mayaguez.                                                          12
Section 2.60.      Mayaguez Stock.                                                    13
Section 2.61.      Measurement Time                                                   13
Section 2.62.      Overbid Fee.                                                       13
Section 2.63.      Overbid Procedures.                                                13
Section 2.64.      PBGC.                                                              14
Section 2.65.      Pension Plan.                                                      14
Section 2.66.      Permitted Encumbrances.                                            14
Section 2.67.      Person.                                                            15
Section 2.68.      Heller Commitment Letter.                                          15
Section 2.69.      Purchase Price.                                                    15
Section 2.70.      Real Property.                                                     15
Section 2.71.      Real Property Leased.                                              15
Section 2.72.      Sales Order.                                                       16
Section 2.73.      San Diego Headquarters Lease.                                      16
Section 2.74.      SEAFMAN.                                                           16
Section 2.75.      SEAFMAN Closing Working Capital                                    16
Section 2.76.      SEAFMAN Estimated Working Capital                                  16
Section 2.77.      SEAFMAN Financial Statements.                                      17
Section 2.78.      SEAFMAN Internal Financial Statements.                             17
Section 2.79.      SEAFMAN Stock.                                                     17
Section 2.80.      SEAFMAN Working Capital                                            17

Section 2.81.      Schedule Or Schedules.                                            17
Section 2.82.      Securities.                                                       17
Section 2.83.      Seller.                                                           17
Section 2.84.      Sellers' Retirement Plan.                                         17
Section 2.85.      Sellers' Savings Plan                                             18
Section 2.86.      Sellers' Severance Plan.                                          18
Section 2.87.      SFSHC.                                                            18
Section 2.88.      Subsidiary.                                                       18
Section 2.89.      Sucres                                                            18
Section 2.90.      Survey                                                            18
Section 2.91.      Tax Exemption Order.                                              18
Section 2.92.      Tax Return                                                        18
Section 2.93.      Taxes.                                                            18
Section 2.94.      Termination Event.                                                19
Section 2.95.      Title Commitment                                                  19
Section 2.96.      Title Company                                                     19
Section 2.97.      Title Policy                                                      19
Section 2.98.      Trademarks.                                                       19
Section 2.99.      Trade Payables.                                                   19
Section 2.100.     Transferred Employee.                                             19
Section 2.101.     UCC.                                                              19
Section 2.102.     Unicord - Thailand                                                20
Section 2.103.     Uni Group.                                                        20
Section 2.104.     Uni Group - BVI                                                   20
Section 2.105.     Working Capital.                                                  20
ARTICLE 3          TRANSACTIONS TO BE EFFECTED AT CLOSING                            20
Section 3.1.       Closing.                                                          20
Section 3.2.       Delivery and Payment..                                            20
Section 3.3.       Possession And Risk Of Loss.                                      22
Section 3.4.       Employees.                                                        23
ARTICLE 4          REPRESENTATIONS AND WARRANTIES OF EACH OF THE SELLERS             25
Section 4.1.       Organization, Powers, Capitalization, Good Standing,
                   Business And Subsidiaries.                                        25
Section 4.2.       Authorization Of Agreement, Etc.                                  26
Section 4.3.       Financial Condition.                                              27
Section 4.4.       Title To Properties; Liens.                                       29
Section 4.5.       Condition And Sufficiency Of Assets.                              29
Section 4.6.       Real Property.                                                    29
Section 4.7.       Personal Property.                                                30
Section 4.8.       Inventories.                                                      30
Section 4.9.       Recalls.                                                          30
Section 4.10.      Accounts Receivable.                                              31
Section 4.11.      Litigation; Adverse Facts.                                        31

Section 4.12.      Contracts.                                                         31
Section 4.13.      Governmental Regulation.                                           31
Section 4.14.      Employee Benefit Plans.                                            32
Section 4.15.      Intellectual Property.                                             35
Section 4.16.      BBSI's Brokers.                                                    36
Section 4.17.      Environmental Compliance.                                          36
Section 4.18.      Employee Matters.                                                  37
Section 4.19.      Compliance With Laws; Governmental Licenses And Permits.           37
Section 4.20.      Insurance.                                                         38
Section 4.21.      Limitations On Representations and Warranties Of Seller.           38
Section 4.22.      No Subsidiary Liability For Excluded Liability                     38
Section 4.23.      Mayaguez                                                           38
ARTICLE 5          BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS                  38
Section 5.1.       Organizations, Powers, Capitalization Good Standing,
                   Business And Subsidiaries.                                         38
Section 5.2.       Authorization Of Agreement, Etc.                                   39
Section 5.3.       Buyer's Brokers.                                                   40
Section 5.4.       IHF Financial Statements                                           40
Section 5.5.       IHF Cash-On-Hand                                                   40
Section 5.6.       Buyers Use Of IHF And Chase Cash                                   40
ARTICLE 6          ACTIONS BY THE SELLERS, IHF AND BUYER PRIOR TO THE CLOSING         40
Section 6.1.       Maintenance Of Business.                                           41
Section 6.2.       Certain Prohibited Transactions; Further Notice                    43
Section 6.3.       Investigation By Buyer.                                            43
Section 6.4.       Consents And Best Efforts.                                         44
Section 6.5.       San Diego Headquarters Sublease.                                   45
Section 6.6.       No Solicitation.                                                   45
Section 6.7.       Bankruptcy Proceedings.                                            46
Section 6.8.       California Real Property Transfer Tax Escrow.                      46
Section 6.9.       Additional Agreements.                                             46
Section 6.10.      Working Capital Verification.                                      47
Section 6.11.      Tax Exemption Order Requirement.                                   47
Section 6.12.      IHF Purchase Price Commitment.                                     47
Section 6.13.      Best Efforts To Cause Chase To Fund Purchase Price.                47
Section 6.14.      Allocation                                                         47
Section 6.15.      IHF Financial Statements.                                          48
Section 6.16.      Inventory Report And Personal Property Schedule.                   48
ARTICLE 7          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BBSI                    48
Section 7.1.       Representations, Warranties And Covenants.                         48
Section 7.2.       Bankruptcy Court Order.                                            48
ARTICLE 8          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF IHF AND BUYER           49

Section 8.1.       Representations, Warranties And Covenants.                         49
Section 8.2.       Bankruptcy Court Order.                                            49
Section 8.3.       Tax Exemption Order.                                               49
Section 8.4.       Minimum SEAFMAN Working Capital                                    49
Section 8.5.       Real Estate Title Commitment                                       49
Section 8.6.       Survey                                                             50
Section 8.7.       Funding                                                            50
ARTICLE 9          CONDITIONS TO THE CLOSING OF EACH PARTY                            50
Section 9.1        Conditions To Obligations Of Each Party                            50
ARTICLE 10         ACTIONS BY EACH SELLER, IHF AND BUYER AFTER THE CLOSING            51
Section 10.1.      Books, Records And Employees.                                      51
Section 10.2.      Collection Of Accounts Receivable And Deposits.                    51
Section 10.3.      Use Of Name.                                                       52
Section 10.4.      Further Assurances.                                                52
Section 10.5.      Ongoing Representations Of Officers Of Sellers After The Closing   52
ARTICLE 11         TERMINATION                                                        52
Section 11.1.      Termination By Either Party.                                       52
Section 11.2.      Termination By The Sellers.                                        53
Section 11.3.      Termination By IHF Or Buyer.                                       54
ARTICLE 12         GENERAL PROVISIONS                                                 55
Section 12.1.      Nonsurvival Of Representations, Warranties And Covenants           55
Section 12.2.      Time Is Of The Essence.                                            55
Section 12.3.      Notices.                                                           55
Section 12.4.      Entire Agreement; Amendment.                                       56
Section 12.5.      Counterparts.                                                      56
Section 12.6.      Governing Law.                                                     56
Section 12.7.      Severability.                                                      56
Section 12.8.      Successors And Assigns.                                            56
Section 12.9.      Captions.                                                          57
Section 12.10.     United States Dollars.                                             57
Section 12.11.     Waivers.                                                           57
Section 12.12.     Interpretation.                                                    57
Section 12.13.     No Third Party Beneficiaries.                                      57
Section 12.14.     Public Announcements.                                              57
Section 12.15.     Remedies Cumulative.                                               58
Section 12.16.     Confidential Information.                                          58
Section 12.17.     Fees And Expenses                                                  58
Section 12.18.     Director, Officer And Stockholder Non-Liability                    58
Section 12.19.     Execution In Counterparts                                          58
Exhibit "A"        Form Of Bill Of Sale
Exhibit "B"        Form Of Sales Order
Exhibit "C"        Form Of Assumption Agreement

Exhibit "D"        Sellers' Severance Plan
Exhibit "E"        Form Of San Diego Headquarters Sublease
Schedule 2.8       Assumed Contracts; Employment Contracts; Employee Benefit Plans
Schedule 2.9       Other Assumed Liabilities
Schedule 2.38.d    Excluded Assets -- Prepaid Expenses
Schedule 2.38.j    Excluded Assets -- Claims
Schedule 4.1.b     Capitalization Of Sellers
Schedule 4.1.c.    Qualification Of Sellers
Schedule 4.1.d     Direct And Indirect Subsidiaries Of BBSI; Capitalization And
                   Jurisdiction Of Incorporation Of SEAFMAN,
                   Mantatun, And Mayaguez
Schedule 4.2.b     Third Party Consents
Schedule 4.2.c     Governmental Consents
Schedule 4.3       Liabilities Or Obligations Of SEAFMAN Not Reflected In
                   Financial Statements; Exceptions To Conduct of BBSI
                   Business In The Ordinary Course
Schedule 4.3.a     Financial Statements -- Exceptions To GAAP
Schedule 4.4       Liens
Schedule 4.5       Material Personal Property And Assets Not In Good Operating
                   Condition And Repair
Schedule 4.6       Real Property And Real Property Leased
Schedule 4.9       Recalls
Schedule 4.10      Non-Ordinary Course Marketing Arrangements Affecting
                   Collectibility Or Value Of Accounts Receivable
Schedule 4.11      Litigation
Schedule 4.12      Oral Contracts
Schedule 4.14      Employee Benefit Programs And Agreements; Number Of Employees
                   Of BBSI And Subsidiaries
Schedule 4.15      Intellectual Property
Schedule 4.17      Environmental Claims
Schedule 4.18      Employee Matters
Schedule 4.19      Compliance With Laws; Material Governmental Licenses And Permits
Schedule 4.20      Policies of Insurance
Schedule 5.2       Third Party Consents; Governmental Consents
Schedule 5.4       IHF Financial Statements -- Exceptions To GAAP
Schedule 6.4.b     Consents And Approvals
Schedule 8.5       Title Commitment

                       ASSET PURCHASE AND SALE AGREEMENT

                 THIS ASSET PURCHASE AND SALE AGREEMENT is made and entered into as of the 1st day of May, 1997, by and among Bumble Bee Seafoods, Inc., a Delaware corporation ("BBSI"), Bumble Bee International, Inc., a Delaware corporation ("BBII"), Santa Fe Springs Holding Company, a Delaware corporation ("SFSHC"), Commerce Distributing Company, a Delaware corporation ("CDC"), International Home Foods, Inc., a Delaware corporation ("IHF"), and Bumble Bee Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of IHF (the "Acquisition Sub"). BBSI, BBII, CDC and SFSHC are hereinafter each referred to as a "Seller" (collectively they are hereinafter referred to as "Sellers"). Acquisition Sub, together with its wholly-owned subsidiaries, is hereinafter referred to as "Buyer".

                              W I T N E S S E T H:

                 WHEREAS, the Sellers wish to sell, assign, transfer, convey and deliver to Buyer, all of their rights, title and interest in and to all of the assets used in the conduct of the seafood processing, marketing and distribution business of the Sellers including the SEAFMAN Stock and the Mayaguez Stock (as hereinafter defined), and Buyer wishes to purchase, accept and take from each Seller all of such Seller's rights, title and interest in such assets and assume certain liabilities and obligations of the Sellers upon the terms and conditions set forth below; and

                 WHEREAS, the Sellers have legal title to and possession of, and are empowered to sell and dispose of such assets and to execute, deliver and perform this Agreement, and Buyer has good and valuable consideration to be transferred in exchange for such assets and is empowered to purchase, accept and take such assets from each Seller and assume certain liabilities of such Sellers.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations and warranties herein contained and other good and valuable consideration the parties hereto agree as follows:

                                   ARTICLE 1

                        PURCHASE AND SALE OF THE ASSETS

                 SECTION 1.1. PURCHASE BY BUYER AND SALE BY SELLERS OF THE ASSETS. Subject to the terms and conditions set forth, and upon the representations and warranties made, in this Agreement, at the Closing (as hereinafter defined) each of the Sellers shall sell, assign, transfer, convey and deliver to Buyer, and IHF shall cause Buyer to, and Buyer shall, purchase from each of the Sellers, the Assets (as hereinafter defined), free and clear of all Liens (as hereinafter defined) or liabilities (other than Permitted Encumbrances (as hereinafter defined) and liabilities assumed in accordance with this Agreement), and IHF shall cause Buyer to, and Buyer shall, pay the Sellers collectively the Purchase Price (as hereinafter defined) and assume the Assumed Liabilities (as hereinafter defined), all in the form and manner provided for in this Agreement. All liabilities and obligations of any Seller other than the Assumed Liabilities shall remain and be the liabilities and obligations of that Seller after the Closing. IHF may designate which Buyer, whether Acquisition Sub or one of its Subsidiaries, will acquire which portion of the Assets and will assume which portion of the Assumed Liabilities and IHF shall guarantee the performance of the obligations of each Buyer under this Agreement to pay the Purchase Price for the Assets and to assume and to pay the Assumed Liabilities; provided however that IHF's guarantee in respect of the assumption and payment of Assumed Liabilities shall not exceed the aggregate amount of the Assumed Contracts, Trade Payables and current liabilities included in the Assumed Liabilities.

                                   ARTICLE 2

                              CERTAIN DEFINITIONS

                 The following terms used in this Agreement shall have the following meanings:

                 SECTION 2.1. ACCOUNTS RECEIVABLE. The term "Accounts Receivable" shall mean all of the trade notes and trade accounts receivable arising out of Inventory sold or shipped or services performed in the ordinary course of business consistent with past practices of a Person which remain unpaid as of the time of Closing (including intercompany accounts receivable), but shall not include accounts receivable of BBSI owed by Unicord - Thailand or by Uni Group - BVI and accounts receivable of BBII owed by BBSI.

                 SECTION 2.2. ACQUISITION SUB. The term "Acquisition Sub" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

                 SECTION 2.3. AFFILIATE. The term "Affiliate" shall mean, with respect to any specified Person, (a) any other Person which, directly or indirectly, owns or controls or is under common ownership or control with, or is owned or controlled by, such specified

Person, (b) any other Person which is a director, officer, or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, of the specified Person or a Person described in clause (a) of this Section, (c) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (d) another Person in which the specified Person has a substantial beneficial interest or as to which the specified Person serves as trustee or in a similar capacity, (e) each Subsidiary of such Person, and/or (f) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of such relative. For purposes of this definition, "control" (including with correlative meanings the terms "controlling", "controlled by" and "under common control with") shall mean the possession directly or indirectly or beneficially of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

                 SECTION 2.4. AGREEMENT. The term "Agreement" shall mean this Asset Purchase and Sale Agreement, including all schedules and exhibits attached hereto, as it may hereafter be amended, supplemented or otherwise modified from time to time.

                 SECTION 2.5. ALTERNATIVE TRANSACTION. The term "Alternative Transaction" shall have the meaning ascribed to such term in Section 6.6.a.

                 SECTION 2.6. APPLICABLE LAWS. The term "Applicable Laws" means all laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Authority having jurisdiction over any one or more of the Sellers or their respective Subsidiaries, any Assets, any Assumed Liabilities or the BBSI Business, as may be in effect on or prior to the time of Closing.

                 SECTION 2.7. ASSETS. The term "Assets" shall mean all of the assets, cash, bank balances and cash equivalents (other than the amounts of cash, bank balances and cash equivalents determined as of the close of business on the day before the Closing Date which amounts are Excluded Assets pursuant to Section 2.38.a.) properties, leases, leasehold improvements, prepaid expenses and deferred charges, accounts and other receivables, contract and other rights, books, records, files and goodwill of each Seller of every kind, nature and description, real, personal and mixed, tangible and intangible, whether or not reflected on the books and records of any of the Sellers; provided, however, that for all purposes under this Agreement the Assets shall not include the Excluded Assets.

                 SECTION 2.8. ASSUMED CONTRACTS. The term "Assumed Contracts" shall mean (i) those Contracts of the Sellers set forth on Schedule 2.8, (ii) all other Contracts to which a Seller is a party under which any party thereto remains obligated to provide goods or services having a value of, or to make payments aggregating, less than $50,000 per year per individual Contract, but in no event more than $500,000 per year in the aggregate, (iii) all other Contracts that are terminable without payment or further obligation or penalty of a Seller on not more than thirty (30) days notice, and
(iv) all Contracts entered into by a Seller on or after the date of this Agreement and before the time of Closing in accordance with the applicable provisions of Section 6.1. and Section 6.2.; provided, however, that the term "Assumed Contracts" shall not include any Contract for which there is no Final Order of the Bankruptcy Court approving its assumption by the Seller and its assignment to the Buyer.

                 SECTION 2.9. ASSUMED LIABILITIES. The term "Assumed Liabilities" shall mean (i) all Assumed Contracts, (ii) Trade Payables (including the trade payable due to SEAFMAN) and all current liabilities of any of the Sellers relating to the continuing operation of the BBSI Business for which provision is made on BBSI's Falcon dated February 28, 1997 and which remain unpaid at the Closing Date, (iii) Trade Payables (including the trade payable due to SEAFMAN) and current liabilities remaining unpaid at the Closing Date, of any of the Sellers relating to the continuing operation of the BBSI Business which are incurred in the ordinary course of the BBSI Business between February 28, 1997 and the Closing Date and which, if incurred prior to the date of this Agreement, would not have resulted in a breach of Section 6.1. or
Section 6.2. had it been incurred after the date of this Agreement, (iv) Employee Termination Obligations, (v) any California sales or similar taxes imposed upon transfer of the Assets (other than the transfer of real property), if any, and (vi) all other liabilities and obligations of any of the Sellers which are identified on Schedule 2.9; provided, however, that notwithstanding the foregoing, the term Assumed Liabilities shall not include any Excluded Liabilities.

                 SECTION 2.10. BANKERS TRUST FACILITY. The term "Bankers Trust Facility" shall mean that certain Amended and Restated Senior Subordinated Credit Agreement dated as of May 15, 1991, as amended, by and among BBSI, Uni Group, as guarantor, and Bankers Trust Company.

                 SECTION 2.11. BANKRUPTCY CODE. The term "Bankruptcy Code" shall mean Chapter 11 of Title 11 of the United States Code.

                 SECTION 2.12. BANKRUPTCY COURT. The term "Bankruptcy Court" shall mean the United States Bankruptcy Court (or United States District Court sitting as a bankruptcy court) for the Southern District of California, San Diego Division, with jurisdiction over the contemplated chapter 11 cases of the Sellers.

                 SECTION 2.13. BANKRUPTCY PROCEEDINGS. The term "Bankruptcy Proceedings" shall have the meaning ascribed to such term in Section 6.7. hereof.

                 SECTION 2.14. BBII. The term "BBII" shall mean Bumble Bee International, Inc., a Delaware corporation.

                 SECTION 2.15. BBSI. The term "BBSI" shall mean Bumble Bee Seafoods, Inc., a Delaware corporation.

                 SECTION 2.16. BBSI BUSINESS. The term "BBSI Business" shall mean the seafood processing, marketing and distribution business conducted by the Sellers and their Subsidiaries.

                 SECTION 2.17. BOOKS AND RECORDS. The term "Books and Records" means all books and records of any of the Sellers including, but not limited to, (a) all books and records relating to (i) employees, agents, dealers, brokers, jobbers and other representatives, (ii) suppliers, (iii) the purchase of raw materials, supplies and services, (iv) Inventory, (v) customers and (vi) the marketing, sale and distribution of products and services, (b) all financial or other information relating to the BBSI Business or any of the Assets or Assumed Liabilities, which information exists in a form that may be reproduced in documentary form, transmitted electronically or copied to computer media, and is, or should be, in the possession of a Seller or is readily available to a Seller, and (c) all leases and other contracts, surveys and appraisals, and engineering reports in the possession of a Seller relating to the BBSI Business or any of the Assets or Assumed Liabilities.

                 SECTION 2.18. BUSINESS DAY. The term "Business Day" shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in the State of California generally are closed for business other than the retail depository business.

                 SECTION 2.19.    [THIS SECTION LEFT INTENTIONALLY BLANK]

                 SECTION 2.20.    [THIS SECTION LEFT INTENTIONALLY BLANK]

                 SECTION 2.21. CDC. The term "CDC" shall mean Commerce Distributing Company, a Delaware corporation.

                 SECTION 2.22. CLOSING. The term "Closing" shall mean the closing of the transactions contemplated by this Agreement on the Closing Date, in accordance with Article 3 hereof and subject to all of the other terms and conditions hereof.

                 SECTION 2.23. CLOSING DATE. The term "Closing Date" shall mean the date of the Closing.

                 SECTION 2.24. CLOSING WORKING CAPITAL. The term "Closing Working Capital" shall mean "Estimated Working Capital", plus increases in Accounts Receivable and Inventory included in the Assets from the Measurement Time to the close of business on the day before the Closing Date, minus decreases in such Accounts Receivable and Inventory from the Measurement Time to the close of business on the day before the Closing Date, plus (minus) any decrease (increase) in Trade Payables included in the Assumed Liabilities from the Measurement Time to the close of business on the day before the Closing Date. For purposes of this defined term, the term "Accounts Receivable" shall
(i) exclude amounts historically classified as "Short Payments" in the trade receivables detail included in the Falcons and Trade Payables owed to SEAFMAN by BBSI, and

(ii) include amounts historically classified as "Drafts Payable" in the Falcons to the extent that such amounts relate to the payment of Trade Payables.

                 SECTION 2.25. COBRA. The term "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                 SECTION 2.26. COMMITMENT LETTER. The term "Commitment Letter" shall mean the commitment letter of Chase Securities, Inc. and The Chase Manhattan Bank (collectively, "Chase") a copy of which has been provided to Sellers, to provide financing of up to One Hundred Thirty-Five Million Dollars ($135,000,000) to fund a portion of the Purchase Price on the terms and subject to the conditions of this Agreement.

                 SECTION 2.27. CONTINGENT OBLIGATION. The term "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; or (b) with respect to any demand, suit, action, investigation, litigation, claim, judicial or administrative or other proceedings.

                 SECTION 2.28. CONTRACT. The term "Contract" shall mean any plan, program, arrangement, lease, contract, commitment, understanding, sales order, purchase order, agreement, employment contract, indenture, deed of trust, mortgage, note, instrument, understanding, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable or which is offered to any Person and acted upon or relied upon by such Person.

                 SECTION 2.29. CONTRACTUAL OBLIGATION. The term "Contractual Obligation", as applied to any Person, shall mean any provision of any security issued by that Person or of any Contract to which that Person is a party or by which it or any of its properties is bound or to which it or any of Its properties is subject.

                 SECTION 2.30. EMPLOYEE BENEFIT PLAN. The term "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA which is maintained for employees of BBSI or any of its ERISA Affiliates.

                 SECTION 2.31. EMPLOYEE TERMINATION OBLIGATIONS. The term "Employee Termination Obligations" means the obligations arising under the Seller's Severance Plan contemplated in Section 3.4.b.

                 SECTION 2.32.    ENVIRONMENTAL CLAIMS.  The term
"Environmental Claims" shall have the meaning ascribed to such term in Section 4.17.

                 SECTION 2.33. ENVIRONMENTAL LAW. The term "Environmental Law" shall mean any Applicable Law which is related to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, and any other similar Federal, state or local statutes.

                 SECTION 2.34.    ENVIRONMENTAL PERMIT.  The term
"Environmental Permit" shall mean any permit, license, approval consent or other authorization required by or pursuant to any applicable Environmental Law.

                 SECTION 2.35. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

                 SECTION 2.36. ERISA AFFILIATE. The term "ERISA Affiliate", as applied to any Person, shall mean any Person who is a member of a group which is under common control with BBSI who, together with BBSI, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC (as hereinafter defined).

                 SECTION 2.37. ESTIMATED WORKING CAPITAL. The term "Estimated Working Capital" shall mean the Working Capital as adjusted as of the close of business on a day not more than five (5) Business Days before the Closing Date by the increases in Accounts Receivable and Inventory included in the Assets from the date of the month-end reflected in the then most current Falcon to the Measurement Time, the decreases in such Accounts Receivable and Inventory from the date of the month-end reflected in the then most current Falcon and the net increase or decrease in Trade Payables included in the Assumed Liabilities from the date of the month-end reflected in the then most current Falcon to the Measurement Time. For purposes of this defined term, the term "Accounts Receivable" shall (i) exclude amounts historically classified as "Short Payments" in the trade receivables detail included in the Falcons and Trade Payables owed to SEAFMAN by BBSI, and (ii) include amounts historically classified as "Drafts Payable" in the Falcons to the extent that such amounts relate to the payment of Trade Payables.

                 SECTION 2.38. EXCLUDED ASSETS. The term "Excluded Assets" shall mean all of the following assets of any of the Sellers, in each case determined at the close of business on the day before the Closing Date:

                                  a.       all cash, bank balances or other
         cash equivalents on hand or in banks or other financial institutions;

                                  b.       all refunds of Taxes with respect to
         any period of time prior to the Closing Date without regard to the date when any such refund is received or realized;

                                  c.       all amounts paid in cash or cash
         equivalents to any Seller before or after the Closing Date in connection with any litigation, arbitration or other legal proceeding;

                                  d.       those claims by any Seller for
         prepaid expenses, fees, deposits, refunds and discounts set forth on
         Schedule 2.38.d;

                                  e.       the shares of capital stock of each
         of the Sellers and the franchise of each Seller to be a corporation under Delaware law, together with its stock transfer books and records, the record books containing minutes or other proceedings relating to actions of its board of directors and shareholders, and any and all books and records relating to its organization, existence or share capitalization;

                                  f.       any asset which Buyer elects in
         writing prior to the time of Closing not to acquire;

                                  g.       any and all accounts receivable of
         BBSI owed by Unicord - Thailand or Uni Group - BVI and any and all accounts receivable of BBII owed by BBSI;

                                  h.       the shares of capital stock of
         Bumble Bee de Panama, S.A., a Panama corporation;

                                  i.       the right, title and interest of any
         Seller to, in and under the San Diego Headquarters Lease; and

                                  j.       all of the claims, causes of action,
         litigation, demands, arbitration proceedings, administrative or judicial proceedings, whether or not pending at the date hereof which are described on Schedule 2.41.j.

                 SECTION 2.39. EXCLUDED LIABILITIES. The term "Excluded Liabilities" shall mean (i) Contingent Obligations of any of the Sellers; (ii) fees and expenses incurred by any of the Sellers in connection with the transactions contemplated by this Agreement or any Alternative Transaction (whether before or after the date of this Agreement); (iii) obligations owed by any of the Sellers to Unicord - Thailand, Uni Group - BVI or Unigroup or any of their respective successors or assigns (including any bankers acceptances or letters of credit resulting from any Trade Payable owed thereto); (iv) obligations, including principal, accrued interest, prepayment penalties, late charges and collection fees owed by any of the Sellers under the Heller Facility, the Bankers Trust

Facility or any other Indebtedness; (v) any Taxes of any of the Sellers other than those which expressly are Assumed Liabilities under Section 2.9(v) or are listed on Schedule 2.9 and expressly assumed by Buyer under this Agreement, whether incurred in connection with the transactions contemplated hereby or otherwise; (vi) any damage claims arising from the rejection in bankruptcy of any executory contracts or unexpired leases, or from the assumption of any contract as to which assignment is not accepted by Buyer under this Agreement;
(vii) any obligation for consequential damages, punitive damages, or exemplary damages however caused, whenever and wherever arising, or to whomsoever owed;
(viii) any pre- or post-petition claims for fees, interest, late fees, charges, penalties, court costs or attorneys fees incurred by any of the Sellers, by any party contracting with any of the Sellers (other than a party to an Assumed Contract), or by any other creditor of any of the Sellers, including any creditor with an otherwise Assumed Liability; (ix) any obligation, whether direct or indirect, for contribution, indemnity, restitution, or any other form of reimbursement, related to, resulting from, or revived by virtue of the avoidance of one or more transfers by one or more of the Sellers in their respective Chapter 11 cases, whether such avoidance arises under sections 544, 545, 547, 548, 549, 550, 553(b), or 724(a) of the Bankruptcy Code, by state avoidance laws, or otherwise; (x) Trade Payables and other obligations owed by BBSI to BBII that correspond to all accounts receivable of BBII owed by BBSI;
(xi) any liability of any Seller arising under the San Diego Headquarters Lease; and (xii) any obligation incurred in breach or violation of the provisions of Section 6.1. and Section 6.2.

                 SECTION 2.40. FALCONS. The term "Falcon" or "Falcons" shall mean Seller's unaudited consolidated financial statements and the supporting schedules thereto internally prepared on a quarterly or more frequent basis.

                 SECTION 2.41. FINAL ORDER. The term "Final Order" shall mean an order: (i) as to which no appeal or notice of appeal or motion for rehearing or new trial has been timely filed or, if any of the foregoing has been timely filed, it has been disposed of in a manner that upholds and affirms the subject order in all material respects without the possibility for further appeal or rehearing thereon; and (ii) as to which no stay is in effect. In the case of the Sales Order, a Final Order shall also consist of an order as to which an appeal, notice of appeal or motion for rehearing or new trial has been filed, but as to which Buyer, in the exercise of reasonable judgment, nonetheless elects to proceed with the Closing.

                 SECTION 2.42. FINANCIAL STATEMENTS. The term "Financial Statements" shall mean all of the audited consolidated financial statements of BBSI and its Subsidiaries, other than SEAFMAN, prepared with respect to its business as at December 31, 1996, 1995 and 1994 consisting of the consolidated balance sheets at such dates and the related statements of income, stockholders equity and cash flow for each of the years then ended.

                 SECTION 2.43. GAAP. The term "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting

Principles Board of the American Institute of Certified Pubic Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

                 SECTION 2.44. GOVERNMENTAL AUTHORITY. The term "Governmental Authority" shall mean the government of the United States, any foreign country or the Commonwealth of Puerto Rico or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the PBGC and other quasi-governmental entities established to perform such functions.

                 SECTION 2.45. GOVERNMENTAL LICENSES AND PERMITS. The term "Governmental Licenses And Permits" shall mean the licenses, permits or other authorizations required by any Applicable Law or Governmental Authority to be held by a Person to own or operate the Assets and the assets of any of the Sellers' Subsidiaries as they have been operated historically by any of the Sellers or their Subsidiaries with respect to the BBSI Business.

                 SECTION 2.46. HAZARDOUS MATERIALS. The term "Hazardous Materials" shall mean any hazardous substance, toxic substance, pollutant, contaminant. hazardous waste, hazardous chemical or any other substance defined pursuant to, or subject to, any federal, state or local law, regulation or order relating to the protection of human health or welfare, plant life, animal life, natural resources. the environment or property from the presence in the environment of any solid, liquid, gas, odor or any form of energy, from whatever source.

                 SECTION 2.47. HELLER FACILITY. The term "Heller Facility" shall mean that certain Amended and Restated Credit Agreement dated as of May 15, 1991, as amended, by and among BBSI, BBII and the lenders listed therein and Heller Financial Inc., as agent for the lenders.

                 SECTION 2.48. HSR ACT. The term "HSR Act" shall mean the Hart Scott Rodino Antitrust Improvements Act of 1976 and regulations promulgated thereunder.

                 SECTION 2.49. IHF FINANCIAL STATEMENTS. The IHF Financial Statements shall mean (i) the audited consolidated financial statements of IHF and its Subsidiaries prepared with respect to their business for the years ended December 31, 1996 and 1995, (ii) the unaudited comparative balance sheets for February 1997 and 1996 and statements of income for the month of February and year to date February 1997, of IHF, and (iii) the unaudited financial statements of IHF and its consolidated subsidiaries prepared on a quarterly or more frequent basis.

                 SECTION 2.50. INDEBTEDNESS. The term "Indebtedness" means, with respect to any Seller, the aggregate amount of, without duplication, the following:

                                  a.       all obligations, including interest
         thereon, for borrowed money;

                                  b.       all obligations, including interest,
         prepayment penalties, late charges and collection fees thereon, evidenced by bonds, debentures, notes or other similar instruments;

                                  c.       all obligations to pay the deferred
         purchase price of property or services, except Trade Payables (and payables owed to BBII from BBSI), accrued commissions and other similar accrued current liabilities in respect of such obligations, arising in the ordinary course of business:

                                  d.       capital lease obligations;

                                  e.       all obligations or liabilities of
         others secured by a lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed:

                                  f.       all obligations of such Person or
         Persons, contingent or otherwise, in respect of any letters of credit or bankers acceptances; and

                                  g.       all guaranties.

                 SECTION 2.51. INITIAL ORDER. The term "Initial Order" shall have the meaning ascribed to such term in Section 6.7. hereof.

                 SECTION 2.52. INTELLECTUAL PROPERTY. The term "Intellectual Property" shall mean, with respect to any Person, (a) any and all patents, patent applications, design patents, design patent applications, industrial models, utility models, provisional or preliminary patent applications, trademarks, registered trademarks, applications for registration of trademark, service marks, registered service marks, applications for registration of service mark, trade names, registered trade names, applications for registration of trade name, logos, copyrights, registered copyrights, applications for registration of copyright; (b) any and all technology, trade secrets, inventions, formulae, know-how, designs, computer programs, proprietary information, and processes; and (c) all other intangible assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights), all of which (i) are owned by that Person or (ii) are property in which that Person has any right, license, or interest.

                 SECTION 2.53. INVENTORY. The term "Inventory" shall mean inventory (i) of the type set forth on Sellers' most recently prepared Falcon dated as of a month-end and also of the type defined in Article 9 of the UCC, as to Sellers (and their Subsidiaries, except SEAFMAN and its Subsidiaries), and (ii) of the type set forth on the most recently prepared SEAFMAN Internal Financial Statement dated as of a month end and also of the type defined in
Article 9 of the UCC, as to SEAFMAN and its Subsidiaries, all, to the extent comprised of packaging materials, operating supplies, spare parts, raw materials, work-in-process or finished products or goods of a type manufactured, sold or consumed by any of the Sellers, SEAFMAN or their respective Subsidiaries in the ordinary course of the BBSI Business.

                 SECTION 2.54. IRC. The term "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                 SECTION 2.55. KNOWLEDGE. The term "Knowledge" shall mean, with respect to a specified party hereto, the actual knowledge of such party, together with such additional knowledge as would be acquired by a reasonable Person upon conducting reasonable and diligent inquiry concerning the subject matter in question, except with respect to Knowledge in respect of Mayaguez and its operations which shall be limited to the actual knowledge of the President and Chief Executive Officer of BBSI without the additional knowledge as would be acquired by a reasonable Person upon conducting reasonable and diligent inquiry concerning the subject matter in question.

                 SECTION 2.56. LIENS. The term "Liens" shall mean, with respect to any given property, all encumbrances, defects of title, deeds of trust, security interests, pledges, liens, mortgages, tenancies, and other possessory interests, conditional sales or other title retention agreements, claims, building, use or other restrictions, charges, options, leases, subleases, encroachments, covenants, assessments, easements and/or rights of third parties of every kind and character arising or existing by operation of law, by judicial decree or judgment or arbitral decision, by contract or otherwise, whether or not accrued or fixed, absolute or contingent, known or unknown, determined or determinable and whenever arising, including, but not limited to, those evidenced by contracts, agreements, leases, indentures, deeds of trust and security, conditional sale and other title retention agreements.

                 SECTION 2.57. MANTATUN. The term "Mantatun" shall mean Pesqueria de Mantense de Atun S.A., an Ecuador corporation.

                 SECTION 2.58. MATERIAL ADVERSE EFFECT. The term "Material Adverse Effect" shall mean (i) in respect of the Sellers, a material adverse effect upon the business, operations, properties, assets or financial condition of BBSI and its Subsidiaries taken as a whole, (ii) in respect of Buyer, a material adverse effect upon the business, operations, properties, assets or financial condition of IHF and Buyer, taken as a whole; and (iii) in respect of the BBSI Business, a material adverse effect, which is reasonably foreseeable at the Closing Date, upon the business, operations, properties, assets or financial condition of the Buyer taken as a whole following the consummation of the transactions contemplated by this Agreement.

                 SECTION 2.59. MAYAGUEZ. The term "Mayaguez" shall mean Mayaguez Water Treatment Company, Inc., a Puerto Rico corporation.

                 SECTION 2.60. MAYAGUEZ STOCK. The term "Mayaguez Stock" shall mean all shares of capital stock of Mayaguez held of record by BBII.

                 SECTION 2.61. MEASUREMENT TIME. The term "Measurement Time" means the date as of which Estimated Working Capital is calculated.

                 SECTION 2.62. OVERBID FEE. The term "Overbid Fee" shall mean that fee, if any, not to exceed Four Million Dollars ($4,000,000), that the Bankruptcy Court authorizes Seller to pay to Buyer as an expense of administration of the Bankruptcy Proceedings immediately upon the [consummation] [acceptance] of an Alternative Transaction during the term of this Agreement.

                 SECTION 2.63. OVERBID PROCEDURES. The term Overbid Procedures shall mean the following procedures for the Sellers to pursue an Alternative Transaction: (i) any offer by a third party for an Alternative Transaction (the "Offeror") must be received at least eight (8) Business Days prior to the hearing on the Sales Order by each of Ronald L. Fein, Esq., Stutman, Treister & Glatt Professional Corporation, 3699 Wilshire Boulevard, Suite 900, Los Angeles, California 90010, Lloyd Greif of Greif & Company, 777 South Figueroa Street, 29th Floor, Los Angeles, California 90017, and John Batt, President, Bumble Bee Seafoods, Inc., 8899 University Center Lane, San Diego, California 92122; (ii) all offers for an Alternative Transaction must be made in the form of a definitive written purchase agreement, complete with all exhibits and accompanied by the definitive form of any ancillary documents contemplated thereby. The definitive purchase agreement must be signed by the Offeror and contain a representation and warranty that it is the valid and binding agreement of the Offeror, enforceable against the Offeror in accordance with its terms. The definitive purchase agreement cannot contemplate the closing of the transactions contemplated thereby on a day later than the 180th day following the commencement of the Sellers chapter 11 cases; (iii) all offers for an Alternative Transaction must be accompanied by evidence that establishes to the Sellers, in their sole and absolute discretion, that the Offeror is ready, willing and able to perform its obligations, monetary or otherwise, under the definitive purchase agreement; (iv) all offers for an Alternative Transaction must be accompanied by a certified or official bank check in the amount of the Overbid Fee payable to the order of IHF together with an acknowledgment that such check may be delivered to IHF contemporaneously with the Seller's termination of the Agreement as provided in
Section 11.2. hereof and acceptance of the offered Alternative Transaction, with the Offeror having no recourse against IHF and its only recourse with respect to Sellers is to have such amount credited against the purchase price it is obligated to pay as, if and when the offered Alternative Transaction is consummated; (v) upon receipt of an offer for any Alternative Transaction, the Sellers will promptly notify IHF in writing and indicate in such notice, the identity of the Offeror and a complete and accurate description of the material terms of such Alternative Transaction, and thereafter keep IHF informed on a current basis, of the status and terms of such offer for an Alternative Transaction. Upon the Board of Directors of BBSI determining in good faith that an offer for an Alternative Transaction represents the highest and best offer for the BBSI Business, the Sellers shall deliver, at least five (5) Business Days prior to the hearing on the sales Order, a written notice to Buyer (an "Alternative Transaction Notice") advising it of the foregoing determination, which notice shall be accompanied by copies of the form of definitive purchase agreement, and other documentation proposed to be entered into in connection with such Alternative Transaction. Upon delivery of an Alternative Transaction Notice, Buyer shall have the right (a "Topping Right") to deliver to Sellers (meaning receipt by Messrs. Fein, Greif and Batt as aforesaid), within two (2) Business Days following the receipt by Buyer of such Alternative Transaction Notice, a written offer (a "Topping Offer") to amend the terms of the Agreement. In the event that Buyer exercises such Topping Right then within three (3) Business Days following receipt by Sellers of Buyer's notice of Topping Offer, the Board of Directors of BBSI shall determine whether or not the terms and conditions of the Topping Offer represents the highest and best offer for the BBSI Business. If the Board of Directors of BBSI determines that the terms and conditions of the Topping Offer represents the highest and best offer for the BBSI Business, then Buyer and Sellers shall promptly enter into an amendment to this Agreement to reflect Sellers' acceptance of Buyer's Topping Offer. If within the time period specified Buyer has failed to make a Topping Offer or has notified Sellers in writing that it oes not intend to make a Topping Offer, or if after the receipt of a Topping Offer the Board of Directors of BBSI determines that the terms and conditions of such Alternative Transaction represents the highest and best offer for the BBSI Business, then Sellers may terminate the Agreement in accordance with Section 11.2. hereof and enter into the definitive purchase agreement with the Offeror described in the Alternative Transaction Notice.

                 SECTION 2.64. PBGC. The term "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                 SECTION 2.65. PENSION PLAN. The term "Pension Plan" shall mean any Employee Benefit Plan which is subject to the provisions of Title IV of ERISA or Section 412 of the IRC and which (a) is maintained for employees of BBSI or any of its ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for the employees of BBSI or any of its current or former ERISA Affiliates.

                 SECTION 2.66. PERMITTED ENCUMBRANCES. The term "Permitted Encumbrances" shall mean the following types of Liens.

                                  a.       Statutory Liens for Taxes,
         assessments or other governmental charges not yet due and payable;

                                  b.       Statutory Liens of landlords,
         carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for obligations which (i) are not yet due or (ii) which are being contested in good faith and are identified on Schedule 4.4; provided that a reserve or other appropriate provision shall have been made therefor:

                                  c.       Leases or subleases granted to
         others not interfering in any material respect with the BBSI Business, and any interest or title of a lessor or sublessor thereunder;

                                  d.       Easements, rights-of-way,
         restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the BBSI Business.

                                  e.       Those Liens set forth on Schedule
         4.4.

                 SECTION 2.67. PERSON. The term "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, but not limited to, a government or a political subdivision thereof or an agency or instrumentality of any government or political subdivision thereof.

                 SECTION 2.68.    PERSONAL PROPERTY.          The term
"Personal Property" shall mean, with respect to any Person, all machinery, equipment, computer programs, computer software, tools, motor vehicles, furniture, furnishings, leasehold improvements, office equipment, supplies, plant, spare parts, goodwill, stocks and other Securities and other tangible or intangible personal property which are owned or leased by that Person.

                 SECTION 2.69. PURCHASE PRICE. The term "Purchase Price" shall mean One Hundred and Sixty-Three Million Dollars ($163,000,000), (i) less the dollar amount by which Closing Working Capital is less than Seventy-Five Million Dollars ($75,000,000) and plus the dollar amount by which Closing Working Capital is more than Seventy-Five Million Dollars ($75,000,000); but in no event shall the Purchase Price be less than One Hundred and Fifty-Three Million Dollars ($153,000,000).

                 SECTION 2.70. REAL PROPERTY. The term "Real Property" shall mean, with respect to any Person, all of that Person's right, title and interest to, in or under parcels of real property and all buildings, structures, improvements, and fixtures thereon, together with all rights of way, easements, privileges, and appurtenances pertaining or belonging thereto, including any right, title, and interest in and to any street or other property adjoining any portion of such property, which are owned by that Person.

                 SECTION 2.71. REAL PROPERTY LEASED. The term "Real Property Leased" shall mean, with respect to any Person, all of that Person's right, title and interest to, in or under Real Property that is leased by that Person; provided that Real Property Leased shall not include the right, title and interest of BBSI to, in and under the premises of the San Diego Headquarters Lease.

                 SECTION 2.72. SALES ORDER. The term "Sales Order" means the order by the Bankruptcy Court (i) authorizing the sale and conveyance of the Assets, pursuant to Sections 363(b) and (f) and to the extent, if any, necessary, Section 105 of the Bankruptcy Code, free and clear of all claims, liens (including Liens), encumbrances and other interests in the Assets (other than the (a) the interest of estates of the Sellers or of the debtors in possession, which interests are to be conveyed to Buyer at Closing, (b) the Permitted Encumbrances, and (c) the Assumed Liabilities); (ii) approving the assumption of the Assumed Contracts by the Sellers as debtors in possession and the assignment of the Assumed Contracts to the Buyer pursuant to Sections 365(a), (c) and (k) of the Bankruptcy Code. The Sales Order shall include or be accompanied by findings which, among other things, shall determine that Buyer is a good faith purchaser for purposes of
Section 363(m) of the Bankruptcy Code.

                 SECTION 2.73. SAN DIEGO HEADQUARTERS LEASE. The term "San Diego Headquarters Lease" shall mean that certain British Pacific Centre Office Building Lease Between British Pacific Properties Corporation, a California corporation, and Bumble Bee Seafoods, Inc., a Delaware corporation, dated May 14, 1992.

                 SECTION 2.74. SEAFMAN. The term "SEAFMAN" shall mean Sociedad Ecuatoriana de Alimentos y Frigorificos Manta, C.A.

                 SECTION 2.75. SEAFMAN CLOSING WORKING CAPITAL. The term "SEAFMAN Closing Working Capital" shall mean "Estimated Working Capital", plus increase in Accounts Receivable and Inventory from the Measurement Time to the close of business the day before the Closing Date, minus decreases in Accounts Receivable and Inventory from the Measurement Time to the close of business the day before the Closing Date, plus (minus) any decrease (increase) in Trade Payables from the Measurement Time to the close of business the day before the Closing Date. For purposes of this defined term, the term "Accounts Receivable" shall exclude Trade Payables owed to SEAFMAN by BBSI, and shall include amounts historically classified as "Drafts Payable" in the SEAFMAN Internal Financial Statements to the extent that such amounts relate to the payment of Trade Payables.

                 SECTION 2.76. SEAFMAN ESTIMATED WORKING CAPITAL. The term "SEAFMAN Estimated Working Capital" shall mean the SEAFMAN Working Capital as adjusted as of a day not more than five (5) Business Days before the Closing Date by the increases in Accounts Receivable and Inventory from the date of the month-end reflected in the then most current SEAFMAN Internal Financial Statements to the Measurement Time, the decreases in Accounts Receivable and Inventory from the date of the month-end reflected in the then most current SEAFMAN Internal Financial Statements and the net increase or decrease in Trade Payables from the date of the month-end reflected in the then most current SEAFMAN Internal Financial Statements to the Measurement Time. For purposes of this defined term, the term "Accounts Receivable" shall exclude Trade Payables owed to SEAFMAN by BBSI, and shall include amounts historically classified as "Drafts Payable" in the SEAFMAN Internal Financial Statements to the extent that such amounts relate to the payment of Trade Payables.

                 SECTION 2.77. SEAFMAN FINANCIAL STATEMENTS. The term "SEAFMAN Financial Statements" shall mean the audited consolidated financial statements and related notes of SEAFMAN prepared with respect to its business as at December 31, 1996, 1995 and 1994 consisting of the consolidated balance sheets at such dates and the related statements of income, stockholders equity and cash flow for each of the years then ended.

                 SECTION 2.78. SEAFMAN INTERNAL FINANCIAL STATEMENTS. The term "SEAFMAN Internal Financial Statements" shall mean SEAFMAN's unaudited internally prepared financial statements of SEAFMAN and its consolidated subsidiaries prepared on a quarterly or more frequent basis.

                 SECTION 2.79. SEAFMAN STOCK. The term "SEAFMAN Stock" shall mean all shares of capital stock of SEAFMAN held of record by BBSI.

                 SECTION 2.80. SEAFMAN WORKING CAPITAL. The term "SEAFMAN Working Capital" shall mean Inventory and Accounts Receivable of SEAFMAN and its Subsidiaries, less Trade Payables of SEAFMAN and its Subsidiaries, all as set forth in the most recent SEAFMAN Internal Financial Statements. For purposes of this defined term, the term "Accounts Receivable" shall exclude amounts Trade Payables owed to SEAFMAN by BBSI, and shall include amounts historically classified as "Drafts Payable" in the SEAFMAN Internal Financial Statements to the extent that such amounts relate to the payment of Trade Payables.

                 SECTION 2.81. SCHEDULE OR SCHEDULES. The term "Schedule" shall mean any schedule, and the term "Schedules" shall mean all Schedules, attached hereto and incorporated herein.

                 SECTION 2.82. SECURITIES. The term "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                 SECTION 2.83. SELLER. The term "Seller" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

                 SECTION 2.84. SELLERS' RETIREMENT PLAN. The term "Sellers' Retirement Plan" shall have the meaning ascribed to such term in Section 3.4.c.

                 SECTION 2.85. SELLERS' SAVINGS PLAN. The term "Sellers' Savings Plan" shall have the meaning ascribed to such term in Section 3.4.d.

                 SECTION 2.86. SELLERS' SEVERANCE PLAN. The term "Sellers' Severance Plan" shall have the meaning ascribed to such term in Section 3.4.b.

                 SECTION 2.87. SFSHC. The term "SFSHC" shall mean Santa Fe Springs Holding Company, a Delaware corporation.

                 SECTION 2.88. SUBSIDIARY. The term "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or similar interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes of this Agreement, the Subsidiaries of BBSI include BBII, CDC, SFSHC, SEAFMAN, Mantatun and Mayaguez, but does not include Bumble Bee de Panama S.A.

                 SECTION 2.89. SUCRES. The term "Sucre" or "Sucres" shall mean the Ecuadorian medium of currency or monetary exchange; all financial information, data or calculations relating thereto in respect of SEAFMAN and its Subsidiaries shall be in Sucres.

                 SECTION 2.90. SURVEY. The term "Survey" shall have the meaning ascribed to such term in Section 8.6.

                 SECTION 2.91. TAX EXEMPTION ORDER. The term "Tax Exemption Order" shall mean that certain grant of Puerto Rican industrial taxation exemption issued to Bumble Bee International, Inc. by the Governor of the Commonwealth of Puerto Rico in Case No. 91-8-IA-1, as amended, pursuant to the provisions of Section 3(m) of Act No. 8 of January 24, 1987, as amended, also known as the Puerto Rico Tax Incentives Act of 1987.

                 SECTION 2.92. TAX RETURN. The term "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                 SECTION 2.93. TAXES. The term "Taxes" shall mean, with respect to any Person, (a) any net income, gross income, gross receipts, estimated, alternative minimum, environmental, sales, use, ad valorem, franchise, fuel, profits, license, withholding, payroll, employment, excise, severance, stamp, transfer, occupation, premium, property or windfall profit tax, custom duty or other tax, fee, assessment or charge of any kind or nature whatsoever, together with any interest, fines and any penalty thereon, imposed by any Governmental Authority on such Person or with respect to the assets or operations of such Person, and (b) any liability of such Person for the payment of any amount of the type described in the immediately preceding clause (a) as a result of such Person's being a member of an affiliated or combined group.

                 SECTION 2.94. TERMINATION EVENT. The term "Termination Event" shall mean (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for the thirty (30) day notice to the PBGC under such regulations); or (b) the withdrawal of BBSI, BBII or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) or 4068(f) of ERISA; or (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate a Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the imposition of a Lien pursuant to Section 412 of the IRC or
Section 302 of ERISA.

                 SECTION 2.95. TITLE COMMITMENT. The term "Title Commitment" shall have the meaning ascribed to such term in Section 8.5.

                 SECTION 2.96. TITLE COMPANY. The term "Title Company" shall mean Chicago Title Company.

                 SECTION 2.97. TITLE POLICY. The term "Title Policy" shall have the meaning ascribed to such term in Section 8.5.

                 SECTION 2.98. TRADEMARKS. The term "Trademarks" shall mean trademarks, service marks, trade names, trade dress, labels, logos, and all other names and slogans associated with any products or embodying the goodwill of the BBSI Business, whether or not registered.

                 SECTION 2.99.    TRADE PAYABLES.   The term "Trade Payables"
shall mean (i) accounts payable arising out of Inventory purchased by or services performed for a Person in the ordinary course of business consistent with past practices except any payables owed to BBII by BBSI, and (ii) obligations related to the investigation of, or remedial steps taken in connection with Sulfites contained in Inventory of the BBSI Business.

                 SECTION 2.100. TRANSFERRED EMPLOYEE. The term "Transferred Employee" shall have the meaning ascribed to such term in Section 3.4.a.

                 SECTION 2.101. UCC. The term "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of California, as amended from time to time, and any successor statute.

                 SECTION 2.102. UNICORD - THAILAND. The term "Unicord - Thailand" shall mean Unicord Public Company Limited, a Thailand corporation.

                 SECTION 2.103. UNI GROUP. The term "Uni Group" shall mean Uni Group, Inc., a Delaware corporation.

                 SECTION 2.104. UNI GROUP - BVI. The term "Uni Group - BVI" shall mean Uni Group, Inc., a British Virgin Islands corporation.

                 SECTION 2.105. WORKING CAPITAL. The term "Working Capital" shall mean, Inventory and Accounts Receivable included in the Assets, less Trade Payables Included in the Assumed Liabilities, all as set forth in Sellers' most recent Falcon. For purposes of this defined term, the term "Accounts Receivable" shall (i) exclude amounts historically classified as "Short Payments" in the trade receivables detail included in the Falcons and Trade Payables owed to SEAFMAN by BBSI and Trade payables owed to SEAFMAN by BBSI, and (ii) shall include amounts historically classified as "Drafts Payable" in the Falcons to the extent that such amounts relate to the payment of Trade Payables.

                 References to "Articles", "Sections", "subsections", "Exhibits", and "Schedules" shall be to Articles, Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in this Article 2 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                   ARTICLE 3

                     TRANSACTIONS TO BE EFFECTED AT CLOSING

                 SECTION 3.1. CLOSING. The transfer of the Assets, free and clear of all Liens or liabilities (other than Permitted Encumbrances and liabilities assumed in accordance with this Agreement), and the delivery of the consideration therefor by Buyer shall be effected as provided in this Agreement on the Closing Date. Time shall be of the essence. The Closing shall take place at the offices of Stutman, Treister & Glatt Professional Corporation, 3699 Wilshire Boulevard, Suite 900, Los Angeles, California 90010, at 9:00 a.m., local time, on the fifth (5th) Business Day following the date that the conditions specified in Article 7, in Article 8 and in Article 9 shall have been satisfied, or at such other time, date or place as shall be mutually agreed upon in writing by the parties hereto.

                 SECTION 3.2. DELIVERY AND PAYMENT.. At the Closing, upon the terms and subject to the conditions of this Agreement:

                                  a.       Each of the Sellers shall sell,
         transfer, assign, convey and deliver to Buyer, and IHF shall cause Buyer to purchase, accept and take from each of the Sellers, the Assets free and clear of all Liens or liabilities (other than Permitted Encumbrances and liabilities assumed in accordance with this Agreement), in an "AS IS-WHERE IS CONDITION", and, in connection therewith, each of the Sellers shall deliver to Buyer the following:

                                        (i)     TRANSFER DOCUMENTS.  A duly
                 executed bill of sale, substantially in the form of Exhibit "A" hereto, and such other appropriately executed and authenticated documents, stock powers, deeds, assignments and instruments of sale, transfer, assignment and conveyance with respect to the Assets as Buyer or its counsel may reasonably request, in each case as shall be necessary to sell, transfer, assign and convey to, and to vest in, Buyer, title to the Assets as set forth therein.

                                        (ii)    DEED.  A duly executed grant
                 deed or similar instrument conveying fee simple title to all Real Property of that Seller included in the Assets, subject only to Permitted Encumbrances.

                                        (iii)   OFFICER CERTIFICATES.  The duly
                 executed officer certificates described in Section 5.1.a.

                                        (iv)    ASSUMPTION AGREEMENT.  A duly
                 executed counterpart of an assumption agreement substantially in the form of Exhibit "C" hereto.

                                        (v)     LICENSES AND PERMITS.  The
                 originals and/or duly executed assignments by each Seller, in form suitable for filing or recording with the appropriate Governmental Authority, if applicable, of all of its Governmental Licenses And Permits.

                                        (vi)    ESTIMATED WORKING CAPITAL
                 STATEMENT. A detailed statement setting forth the amounts of Estimated Working Capital, Closing Working Capital, SEAFMAN Estimated Working Capital and SEAFMAN Closing Working Capital, including the amounts, by general ledger account, of Accounts Receivable, Inventory and Trade Payables.

                                        (vii)   RECORDS.  To the extent that
                 they are in the possession of a Seller, all Books And Records, which shall be available at the Closing or at an office of a Seller conveyed to Buyer hereunder.

                                        (viii)  SAN DIEGO SUBLEASE.  A duly
                 executed counterpart of the sublease agreement contemplated by
                 Section 6.5.

                                        (ix)    Such other documents as may be
                 reasonably requested by the Title Company as required under the terms of the Title Policy.

                                  b.       IHF shall cause Buyer to purchase
         the Assets and, in connection therewith, IHF shall cause the Buyer to deliver to BBSI the following:

                                        (i)     PURCHASE PRICE.  Payment of the
                 Purchase Price, less the amount determined for California real property transfer taxes in accordance with Section 6.8., by wire transfer of immediately available funds to an account or accounts maintained at a national banking association and designated by BBSI to receive such funds. Payment of the amount so determined for California real property transfer taxes shall be paid by Buyer to the appropriate Government Authority at the same time in a manner satisfactory to Buyer and Sellers.

                                        (ii)    ASSUMPTION AGREEMENT.  A duly
                 executed counterpart of an assumption agreement substantially in the form of Exhibit "C" hereto relating to the Assumed Liabilities and such other appropriately executed and authenticated documents, assumptions, assignments, instruments, or agreements with respect to the Assumed Liabilities, including the debts, liabilities and obligations which are part thereof, which a Seller or its counsel may reasonably request, in each case as shall be necessary to transfer, or assign to Buyer, the Assumed Liabilities as set forth herein.

                                        (iii)   OFFICER CERTIFICATES.  The duly
                 executed officer certificates described in Section 5.1.a.

                                        (iv)    SAN DIEGO SUBLEASE.  A duly
                 executed counterpart of the sublease agreement contemplated by
                 Section 6.5.

                                  c.       Buyer shall deposit with the Escrow
         Agent the Escrow Amount pursuant to the Escrow Agreement.

                 SECTION 3.3.     POSSESSION AND RISK OF LOSS.

                                  a.       The risk of any loss, damage,
         impairment, confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by the Sellers at all times prior to the Closing. In the event of any material such loss, damage, impairment, confiscation, or condemnation, whether or not covered by insurance, the Sellers shall promptly notify Buyer of such loss, damage, impairment, confiscation, or condemnation.

                                  b.       If a Seller, at its expense,
         repairs, replaces, or restores such Assets to their prior condition to the satisfaction of Buyer before the Closing, the Sellers shall be entitled to all insurance proceeds and condemnation awards, if any, by reason of such award or loss.

                                  c.       If the Sellers do not or cannot
         restore or replace lost, damaged, impaired, confiscated or condemned Assets, the lack of restoration or replacement of which would have a Material Adverse Effect on Sellers, and inform Buyer that they do not intend to restore or replace such Assets, Buyer may at its option:

                                        (i)     terminate this Agreement by
                 notice forthwith without any further obligation hereunder; of

                                        (ii)    proceed to the Closing of this
                 Agreement without the Sellers completing the restoration and replacement of such Assets, provided that, at Buyer's option, the Sellers shall assign all rights under applicable insurance policies and condemnation awards, if any, to Buyer or Sellers shall cause Buyer to be named at an additional insured under the applicable insurance policies; and in such event, the Sellers shall have no further liability with respect to the condition of the Assets directly attributable to the loss, damage, impairment, confiscation, or condemnation.

                                  d.       Buyer will notify BBSI of a decision
         under the options described in Section 3.3.c.(i)or Section 3.3.c.(ii) above, within ten (10) Business Days after Sellers' notice to Buyer of the damage or destruction of Assets and the estimate of the costs to repair or replace; provided, however, that if a Seller states that it intends to restore the damaged Assets and if the Sellers have not restored such damaged Assets immediately prior to the Closing Date, notwithstanding Buyer's prior delivery of a notice to proceed pursuant to this Section 3.3.d., Buyer shall have the right to either postpone the Closing to a mutually agreeable date or terminate this Agreement by notice forthwith.

                 SECTION 3.4.     EMPLOYEES.

                                  a.       Buyer shall not be obligated to
         employ any employees of any Seller or its Subsidiaries. To the extent that Buyer or any Subsidiary or Affiliate of Buyer does employ an employee of a Seller or any of its Subsidiaries ("Transferred Employee"), such Transferred Employee shall be employed by Buyer or any Subsidiary or Affiliate of Buyer at such level of compensation and benefits as Buyer shall determine; provided, however, that notwithstanding any provision herein to the contrary, Buyer shall assume the obligations of each Seller and its Subsidiaries under those employment agreements included on Schedule 2.8, copies of which have been provided to Buyer or IHF.

                                  b.       Buyer shall be obligated to pay all
         severance benefits under the severance plan of BBSI (the "Seller's Severance Plan"), a copy of which is attached hereto as Exhibit "D", to any employee terminated by any Seller with the consent of Buyer in contemplation of the Closing. Additionally, Buyer shall be obligated to provide severance benefits reasonably comparable to the severance benefits provided under Seller's Severance Plan to any Transferred Employee terminated by Buyer within six (6) months following the Closing Date, provided such Transferred Employee is not terminated for "Cause," which for purposes of this Section 3.4.shall be defined as
         (i) fraud, embezzlement against any Seller or its Subsidiaries or Buyer or any Subsidiary or Affiliate of Buyer, falsification of records or other similar acts, (ii) gross neglect of or a gross failure to perform substantial job duties, (iii) commission of a felony crime, or (iv) demonstrated substance abuse. Buyer shall not be obligated to provide severance benefits under this Section 3.4. if a Transferred Employee is offered employment by Buyer or any Subsidiary or

         Affiliate of Buyer involving the relocation of principal work place that is within twenty (20) miles of the original work place.

                                  c.       Effective as of the Closing, Buyer
         shall assume and adopt (or cause a Subsidiary or Affiliate of Buyer to assume or adopt) the Employee's Retirement Plan for Bumble Bee International, Inc., also known as the Retirement Plan for Employees of Bumble Bee International, Inc. ("Sellers' Retirement Plan") and shall fully succeed to all of the Sellers' and their Subsidiaries' rights and shall fully perform and discharge all of the Sellers' and their Subsidiaries' obligations, as a successor employer under and with respect to Sellers' Retirement Plan and the related trust agreement and assets thereof. Each Seller and Buyer shall take such actions as may be necessary or appropriate in order to establish Buyer (or a Subsidiary or Affiliate of Buyer) as the successor employer under the Sellers' Retirement Plan and the related trust agreement.

                                  d.       Effective as of the Closing, Buyer
         shall assume and adopt (or cause a Subsidiary or Affiliate of Buyer to assume and adopt) the Bumble Bee Seafoods, Inc. Retirement Savings Plan ("Sellers' Savings Plan") and shall fully succeed to all of Sellers' and their Subsidiaries' rights and shall fully perform and discharge all of Sellers' and their Subsidiaries' obligations as a successor employer under and with respect to Sellers' Savings Plan and the related trust agreement and assets thereof. Each Seller and Buyer shall take such actions as may be necessary or appropriate in order to establish Buyer (or a Subsidiary or Affiliate of Buyer) as the successor employer under Sellers' Savings Plan and the related trust agreement.

                                  e.       Notwithstanding any provision herein
         to the contrary, Buyer shall assume obligations and liabilities under any Employee Benefit Plan maintained by any Seller or its Subsidiaries which is identified on Schedule 2.8 and any existing or future COBRA obligations of Sellers (other than with respect to employees who continue as employees of Sellers after the Closing).

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

                             OF EACH OF THE SELLERS

                 Each Seller, jointly and severally, hereby represents and warrants to IHF and Buyer that the following statements are true and correct:

                 SECTION 4.1. ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

                                  a.       ORGANIZATION AND POWERS.  Each
         Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of

         Delaware, its jurisdiction of incorporation. Each Seller has all requisite corporate power and authority (i) to own, lease and operate its properties, (ii) to carry on its business as now conducted and proposed to be conducted, (iii) to enter into this Agreement and each other agreement, instrument and certificate required to be executed thereby in accordance herewith, and (iv) to carry out the transactions contemplated hereby.

                                  b.       CAPITALIZATION.  The authorized
         capital stock, and the ownership thereof, of each Seller is identified on Schedule 4.1.b and all such outstanding shares of capital stock of each Seller are duly authorized and validly issued, fully paid, nonassessable and issued in compliance with all applicable state and federal laws concerning the issuance of Securities. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from a Seller of any share of capital stock or other Securities of that Seller.

                                  c.       QUALIFICATION.  Each Seller is duly
         qualified and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in jurisdictions in which the failure to be qualified and in good standing has not had and will not have a Material Adverse Effect on the Sellers. Each jurisdiction in which a Seller is qualified to do business is set forth an Schedule 4.1.c.

                                  d.       SUBSIDIARIES.

                                        (i)     All of the direct or indirect
                 Subsidiaries of BBSI are identified on Schedule 4.1.d.

                                        (ii)    The authorized and outstanding
                 capital stock, and the ownership thereof, of each of SEAFMAN, Mantatun and Mayaguez is identified on Schedule 4.1.d, and all such outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and issued in compliance with all applicable laws concerning the issuance of Securities, and, except as set forth on Schedule 4.1.d, are free and clear of all Liens other than Permitted Encumbrances. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any share of capital stock or other security of SEAFMAN, Mantatun or Mayaguez. Each of SEAFMAN, Mantatun and Mayaguez is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation as set forth on Schedule 4.1.d and is duly qualified and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in jurisdictions in which the failure to be qualified and in good standing has not had and will not have a Material Adverse Effect on the Sellers. Each of

                 SEAFMAN, Mantatun and Mayaguez has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and proposed to be conducted.

                                        (iii)   All Ecuadorean Government
                 Licenses and Permits used in the BBSI Business are issued to, or the property of, Mantatun or SEAFMAN.

                                  e.       PANAMANIAN SUBSIDIARY.  Bumble Bee
         de Panama, S.A., a Panama corporation, (A) owns no assets, whether real, personal, tangible, intangible or otherwise, and (B) has no liabilities or obligations, whether known, unknown, fixed, accrued, absolute, contingent or otherwise, in each case which are material to the BBSI Business.

                 SECTION 4.2.     AUTHORIZATION OF AGREEMENT, ETC.

                                  a.       AUTHORIZATION OF AGREEMENT.  The
         execution, delivery and performance of this Agreement by each of the Sellers, and all other agreements, instruments and certificates to be entered into or delivered by each of the Sellers in connection with the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action.

                                  b.       NO CONFLICT.  Except as set forth on
         Schedule 4.2.b, the execution, delivery and performance by each of the Sellers of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (i) violate, conflict with, or result in any breach of any provision of the certificate of incorporation or bylaws (or similar organizational documents) of any Seller or its Subsidiaries, (ii) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change of control of a Seller or otherwise) any obligation under, or result in the loss of any benefit under, or give any Person the right to require any security to be repurchased under, or give rise to the creation of any Lien upon any of the Assets under, any of the terms, conditions, or provisions of any Contractual Obligation of any Seller or its Subsidiaries or pursuant to which any Seller or its Subsidiaries or any of the Assets may be bound or subjected, (iii) subject to making or obtaining the filings, registrations, consents, approvals, orders, authorizations and notices described in this Section 4.2.b., violate any order, writ, judgment, injunction, decree, statute, law, rule, or regulation, of any Governmental Authority applicable to any Seller or its Subsidiaries by which or to which any of the Assets is bound or subject, or (iv) require any approval or consent of any Person under any Contractual Obligation of any Seller or its Subsidiaries, except for such approvals, waivers, or consents to be obtained on or before the Closing Date (which consist solely of Governmental Consents, and consent of the landlord under the San Diego Headquarters Lease) and consents of lenders or agents for lenders set forth on Schedule 4.2.b.

                                  c.       GOVERNMENTAL CONSENTS.  The
         execution, delivery and performance by each of the Sellers of this Agreement and the consummation of the transactions contemplated hereby do not and will not require any filings or registration with, consent, order, authorization or approval of, or notice to, or other action by, or with, any Governmental Authority, except for filings, authorizations, consents, notices, and approvals set forth on Schedule 4.2.c. which have been made or obtained and copies of which have been delivered to Buyer.

                                  d.       BINDING OBLIGATION.  Upon execution
         and delivery by each of the Sellers, this Agreement will be the legally valid and binding obligations of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratoriums and other similar laws and equitable principles relating to or limiting creditor rights generally.

                 SECTION 4.3.     FINANCIAL CONDITION.

                                  a.       FINANCIAL STATEMENTS.  The Financial
         Statements and all of Sellers' Falcons for the month ending February 28, 1997 and each month thereafter and which have been furnished by the Sellers to the Buyer have been prepared in accordance with GAAP consistently applied through the periods involved (except as disclosed therein or in Schedule 4.3.a) and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The SEAFMAN Financial Statements and the SEAFMAN Internal Financial Statements for the month ending February 28, 1997 and each month thereafter which have been furnished by Sellers to the Buyer have been prepared in accordance with accounting principles generally accepted in Ecuador consistently applied through the periods involved (except as disclosed therein or in Schedule 4.3.a) and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

                                  b.       LIABILITIES.     Except as disclosed
         in Schedule 4.3, (i) there is no Assumed Liability of any of the Sellers or any of such Seller's Subsidiaries (whose financial statements are consolidated with those of BBSI in the Financial Statements) that either is not reflected or reserved against in the consolidated balance sheet as of December 31, 1996 included in the Financial Statements or the balance sheet included in the Falcon for the month ended February 28, 1997 other than (a) such liabilities incurred in the ordinary course of business in a manner consistent with past practices since December 31, 1996 in the case of the Financial Statements or since February 28, 1997 in the case of the Falcon, and (b) any such liability or obligation which would not be required to be set forth on the above-referenced consolidated balance sheet as of December 31, 1996 included in the Financial Statements or the balance sheet in the Falcon for the month ending February 28, 1997; in each case determined as if such liability or obligation existed on the date of such balance sheet, and (ii) there is no liability or obligations of any kind, whether owed, absolute, fixed, contingent or otherwise of SEAFMAN or its consolidated Subsidiaries that either is not reflected or reserved against in the consolidated balance sheet as of December 31, 1996 included in the SEAFMAN Financial Statements or on the balance sheet included in the SEAFMAN Internal Financial Statements for the month ending February 28, 1997, other than (a) such liabilities or obligations incurred in the ordinary course of business in a manner consistent with past practices since December 31, 1996 in the case of the SEAFMAN Financial Statements or since February 28, 1997 in the case of the SEAFMAN Internal Financial Statements and (b) any such liability or obligation which would not be required to be set forth on the above-referenced consolidated balance sheet as of December 31, 1996 included in the SEAFMAN Financial Statements or the above-referenced balance sheet in the SEAFMAN Internal Financial Statements for the month ending February 28, 1997, respectively, in each case determined as if such liability or obligation existed on the date of such balance sheet.

                                  c.       ABSENCE OF CERTAIN CHANGES.  Except
         as disclosed in Schedule 4.3 or as contemplated herein, since February 28, 1997, each of the Sellers and their respective Subsidiaries have conducted the BBSI Business only in the ordinary course consistent with past practice and nothing has occurred that would have been prohibited by Section 6.1. or Section 6.2. if the terms of such Sections had been in effect as of and after February 28, 1997. Except as included in Schedule 4.3 or as contemplated herein, since February 28, 1997, there has not occurred, and each of the Sellers and their respective Subsidiaries have not incurred or suffered, any event, circumstance, or fact which would result in a Material Adverse Effect on the Sellers.

                 SECTION 4.4.     TITLE TO PROPERTIES; LIENS.  Each
Seller and each of their respective Subsidiaries has good and marketable title to, free and clear of all Liens (other than Permitted Encumbrances and other than Liens set forth on Schedule 4.4, or a binding leasehold interest in, all their respective properties and assets to be purchased by Buyer.

                 SECTION 4.5.     CONDITION AND SUFFICIENCY OF ASSETS.
Except as disclosed on Schedule 4.5, all of the tangible Assets to be purchased by Buyer whether real, personal, owned or leased, have been maintained and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such defects as do not interfere with the intended use thereof in the conduct of normal operations. Upon the Closing, Buyer shall own or have a permanent right to use all of the Assets, including good, marketable and fee simple title to each parcel of Real Property. The Assets and the assets of SEAFMAN and its Subsidiaries represent all of the properties and assets (including Personal Property, Accounts Receivable, Inventory, Intellectual

Property, Governmental Licenses And Permits, Real Property and Real Property Leased) which are required for or currently used in connection with the operation of the BBSI Business, as presently conducted, with the exception of the Excluded Assets.

                 SECTION 4.6.     REAL PROPERTY.

                                  a.       Schedule 4.6 includes a complete
         list of all Real Property and Real Property Leased of each of the Sellers and their respective Subsidiaries, together with a description of the ownership or leasehold interest therein. To the Knowledge of each of the Sellers, the activities carried on in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on or at such property, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of, or in conflict with, any applicable zoning, or health regulations or ordinance or any other Applicable Law. No parcel of land included in such property relies on or regularly makes use of access to the nearest public road or right-of-way over land owned by others, except where such access is by means of one or more valid recorded easements not subject to divestiture, the terms of which have been disclosed in writing to Buyer prior to the date hereof. All covenants or other restrictions (if any) to which any of such property is subject are being in all respects property performed and observed and, except for covenants contained in the Real Property Leases, do not provide for forfeiture or reversion of title if violated, and each of the Sellers have not received any notice of violation (or claims violations) thereof. BBSI has delivered to Buyer true and complete copies of the most recent title insurance policies and surveys (if any) for the Real Property in the possession of any of the Sellers together with copies of all reports (if any) prepared within the last twelve (12) month period immediately preceding the date hereof, of any engineers, environmental consultants or other consultants in its possession specifically relating to any of such property.

                                  b.       Except as disclosed on Schedule 4.6,
         there is no pending, or to the Knowledge of each of the Sellers, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Real Property or the Real Property Leased included in the Assets, or all or any part of the real estate used in the BBSI Business by SEAFMAN, Mantatun or Mayaguez, whether owned or leased.

                 SECTION 4.7. HELLER COMMITMENT LETTER. Sellers have obtained from Heller Financial, Inc. a commitment letter to provide to Sellers a Debtor-in-Possession Credit Facility in an amount not to exceed Eighty-Three Million Five Hundred Thousand Dollars ($83,500,000) pursuant to the terms and conditions set forth therein and in an attached term sheet, a copy of which has been provided to IHF and Buyer.

                 SECTION 4.8.     INVENTORIES.  Each item of Inventory
of each Seller and its respective Subsidiaries was acquired and has been maintained in the ordinary course of the BBSI Business; is of good and merchantable quality; consists substantially of a quality, quantity and condition usable, leasable or salable in the ordinary course of the BBSI Business; is valued at the lower of cost or market; is not held on assignment or consignment; and is not subject to any write-down or write-off. All packaging Inventory meets all labeling requirements of Governmental Authorities. Each item of such Inventory is fairly reflected in the Inventory accounts on the balance sheets included in the Falcons and SEAFMAN Internal Financial Statements, as at the respective dates thereof.

                 SECTION 4.9.     RECALLS.  Except as set forth in
Schedule 4.9, during the five (5) years preceding the date of this Agreement, there have been no recalls or withdrawals of Inventory produced or sold by any of the Sellers or their respective Subsidiaries or other similar federal, state or private actions with respect to such Inventory and, to the Knowledge of each of the Sellers, no facts or circumstances exist that would reasonably be expected to result in such actions.

                 SECTION 4.10. ACCOUNTS RECEIVABLE. The Accounts Receivable of each of the Sellers and their respective Subsidiaries are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services or other business transactions in the ordinary course of business consistent with past practice; and are not subject to valid defenses, set-offs or counterclaims other than those arising in the ordinary course of business. Other than with respect to Affiliates, the allowances for collection losses associated with such Accounts Receivable on the Falcons have been determined consistent with past practice. Other than with respect to Affiliates, the allowances for collection losses associated with such Accounts Receivable on the SEAFMAN Internal Financial Statements have been determined in accordance with accounting principles generally accepted in Ecuador consistent with past practice. Other than those arising in the ordinary course of business, there are no discounts, trade promotions or similar marketing arrangements that affect the collectibility or value of any Accounts Receivable of any Seller or its Subsidiaries other than those set forth on Schedule 4.10.

                 SECTION 4.11. LITIGATION; ADVERSE FACTS. Except as set forth on Schedule 4.11, there is no demand, claim, suit, inquiry, action, judicial or administrative proceeding, governmental investigation or arbitration now pending or, to the Knowledge of any Seller, threatened against any Seller or its Subsidiaries, or any property of any Seller or its Subsidiaries, which reasonably would be expected to result in any Material Adverse Effect on the BBSI Business or which relate to this Agreement or the transactions contemplated by this Agreement.

                 SECTION 4.12. CONTRACTS. Each Seller and its respective Subsidiaries and, to the Knowledge of each of the Sellers, each other party to any Assumed Contract or any Contract related to the BBSI Business to which, SEAFMAN, Mantatun or Mayaguez is a party, has performed the obligations required to be performed by it thereunder and is not (with or without lapse of time or the giving of notice, or both) in breach or default thereunder. Schedule 2.8 identifies, as to each Assumed Contract listed thereon, whether the consent of the other party thereto is required for such Assumed Contract to continue in full force and effect upon the consummation of the transactions contemplated hereby or whether such Assumed Contract can be canceled by the other party without liability to such other party due to the consummation of the transactions contemplated hereby. A complete copy of each written Assumed Contract set forth on Schedule 2.8 and each Contract material to the BBSI Business to which SEAFMAN, Mantatun or Mayaguez is a party has been provided to Buyer prior to the date of this Agreement. Except as described on Schedule 4.12, there are no oral Contracts related to the BBSI Business.

                 SECTION 4.13. GOVERNMENTAL REGULATION. Neither BBSI nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                 SECTION 4.14.    EMPLOYEE BENEFIT PLANS.

                                  a.       Except as set forth on Schedule
         4.14, neither BBSI nor any of its ERISA Affiliates currently maintains or contributes to, any Employee Benefit Plan or any personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding ("Benefit Program or Agreement").

                                  b.       True, correct and complete copies of
         each of the Employee Benefit Plans, and related trusts, if applicable, including all amendments thereto, have been furnished to Buyer. To the extent applicable, true, correct and complete copies of the most recent determination letter of each of the Employee Benefit Plans, the most recent report on Form 5500 and the summary plan description have been furnished to Buyer. True, correct and complete copies or descriptions of all Benefit Programs and Agreements have also been furnished to Buyer.

                                  c.       Except as otherwise set forth on
         Schedule 4.14,

                                        (i)     Neither BBSI nor any of its
                 ERISA Affiliates contributes to or has an obligation to contribute to, and has not at any time within six (6) years prior to the Closing Date contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of
                 Section 3(37) of ERISA and no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred by BBSI or any ERISA Affiliate;

                                        (ii)    BBSI and its Subsidiaries have
                 substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by such entities in connection with the Employee Benefit Plans and the Benefit Programs and Agreements, and to the knowledge of Seller there have been no defaults or violations by any other party to the Employee Benefit Plans or Benefit Programs and Agreements;

                                        (iii)   All reports and disclosures
                 relating to the Employee Benefit Plans required to be filed with or furnished to governmental agencies, Employee Benefit Plan participants or Employee Benefit Plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner, and each Employee Benefit Plan and each Benefit Program or Agreement has been administered in substantial compliance with its governing documents;

                                        (iv)    Each of the Employee Benefit
                 Plans intended to be qualified under Section 401 of the IRC satisfies the requirement of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, and each of the Employee Benefit Plans intended to be qualified under Section 165(a) of the Puerto Rico Income Tax Act ("PRITA") satisfies the requirements of such Section and has received a favorable determination letter from the Puerto Rico Treasury Department regarding such qualified status, and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of the Seller, operated in a way which would adversely affect such qualified status, and each trust affiliated with such plan has been determined to be exempt from federal income tax under Section 501(a) of the IRC or exempt from income tax under Section 22 of the PRITA.

                                        (v)     As to any Pension Plan, there
                 has been no event or condition which presents the material risk of Pension Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of
                 Section 302 of ERISA or Section 412 of the IRC has been incurred, no Termination Event has occurred, and no liability to the PBGC has been incurred which liability has not been satisfied. The Retirement Plan for the Employees of Bumble Bee International., Inc. has been funded in accordance with the minimum funding requirements of Section 302 of ERISA, but the assets of the Plan are approximately $2 million less than the actuarial present value of the benefit liabilities on a termination basis, within the meaning of Section 4041 of ERISA, under the Plan, based on reasonable actuarial assumptions and the asset valuation principles established by the PBGC;

                                        (vi)    Each trust funding an Employee
                 Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the IRC or exempt from income tax under Section 22 of the PRITA, satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service or from the Puerto Rico Treasury Department regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such exempt status.

                                        (vii)   There are no actions, suits or
                 claims pending (other than routine claims for benefits) or, to the knowledge of Seller, threatened against, or with respect to, any of the Employee Benefit Plans or Benefit Programs and Agreements or their assets;

                                        (viii)  All contributions required to
                 be made to the Employee Benefit Plans pursuant to their terms and provisions have been made timely;

                                        (ix)    As to any Employee Benefit Plan
                 intended to be qualified under Section 401 of the IRC, there has been no termination or partial termination of the Employee Benefit Plan within the meaning of Section 411(d)(3) of the IRC;

                                        (x)     No act, omission or transaction
                 has occurred which would result in imposition on BBSI or its Subsidiaries of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the IRC;

                                        (xi)    To the knowledge of Seller,
                 there is no matter pending (other than routine qualification determination filings) with respect to any of the Employee Benefit Plans before the Internal Revenue Service, the Department of Labor or the PBGC;

                                        (xii)   The execution and delivery of
                 this Agreement and the consummation of the transactions contemplated hereby will not (A) require BBSI or its Subsidiaries to make a larger contribution to, or pay greater benefits under, any Employee Benefit Plan, Benefit Program or Agreement than it otherwise would or (B) create or give rise to any additional vested rights or service credits under any Employee Benefit Plan or Benefit Program.

                                  d.       Except as otherwise set forth in
         Schedule 4.14, neither BBSI nor its Subsidiaries is a party to any agreement, nor have they established any policy or practice, requiring them to make a payment or provide any other form of compensation or benefit to any person performing services for the Company upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

                                  e.       In connection with the consummation
         of the transaction contemplated by this Agreement, no payments have or will be made under the Employee Benefit Plans, Benefit Programs and Agreements which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the IRC.

                                  f.       Each Employee Benefit Plan which is
         an "employee welfare benefit plan", as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

                                  g.       Schedule 4.14 sets forth by number
         and employment classification the approximate numbers of employees employed by BBSI and its Subsidiaries as of the date of this Agreement, and, except as set forth therein, none of said employees are subject to union or collective bargaining agreements with BBSI or its Subsidiaries. Except as otherwise set forth in Schedule 4.14, neither BBSI nor its Subsidiaries have at any time on or after January 1, 1994 had or, to the Knowledge of Seller, been threatened with any work stoppages or other labor disputes or controversies with respect to its employees.

                 SECTION 4.15.    INTELLECTUAL PROPERTY.

                                  a.       BBSI and each of its Subsidiaries
         owns, is licensed to use or otherwise has the right to use, the Intellectual Property used in or necessary for the conduct of the BBSI Business as currently conducted. Schedule 4.15 lists all items of Intellectual Property of each of the Sellers and their respective Subsidiaries material to the BBSI Business, which Intellectual Property is fully protected and duly and properly registered, filed, or issued in the appropriate office and jurisdictions for such registrations, filings, or issuances.

                                  b.       Each license agreement or contract
         under which any Seller or its Subsidiaries has any license, right, or interest in the Intellectual Property is listed on Schedule 4.15 and is a valid, binding and enforceable agreement in full force and effect, and for each such license agreement or contract, each Seller and its Subsidiaries has a paid-up, royalty-free, perpetual license, except for any royalty obligations, other payment obligations, or terminable license disclosed in Schedule 4.15, and no restrictions exist which would prohibit or impair the ability of any of the Sellers to assign each such license agreement or contract as contemplated hereby.

                                  c.       For each United States and foreign
         patent, patent application, design patent, design patent application, utility model, and industrial model listed in Schedule 4.15 as owned by a Seller or any of its Subsidiaries, all maintenance fees, renewal fees, or other fees required to be paid to avoid abandonment or expiration have been timely paid, and any applicable working requirements have been timely met.

                                  d.       For each United States and foreign
         registered trademark, registered service mark, and registered trade name listed in Schedule 4.15 as owned by a Seller or any of its Subsidiaries, all appropriate affidavits, documentation, and associated fees necessary to show continued use, and all renewals and associated fees, have been timely filed with the appropriate administrative or governmental office.

                                  e.       Each United States and foreign
         patent application and design patent application, and each United States and foreign application for registration of a trademark, service mark, trade name, or copyright, listed in Schedule 4.15 as owned by a Seller or any of its Subsidiaries, remains pending and has not been abandoned, except for any such applications which (A) the owner in good faith wishes to intentionally abandon, and (B) for which the Sellers consult with and obtain the prior written approval of Buyer to abandon.

                                  f.       No product used, sold or
         manufactured by any of the Sellers or their respective Subsidiaries, nor the conduct of the BBSI Business as it is currently conducted, infringes on or otherwise violates the patent, design patent, trademark, service mark, trade name, copyright, industrial model, utility model, trade secret, or other intellectual property rights of any third party

                                  g.       To the Knowledge of each of the
         Sellers, no third party is questioning the validity of, challenging, infringing, or otherwise violating any of the Intellectual Property listed on Schedule 4.15.

                                  h.       There are no restrictions that
         impair the use of any United States or foreign trademark, service mark, or trade name listed in Schedule 4.15 by Buyer or the transfer of any United States or foreign trademark, service mark, or trade name listed in Schedule 4.15 to Buyer.

                                  i.       To the extent that any of the
         Sellers or their respective Subsidiaries has any trade secrets or confidential information regarding their businesses, such Seller or Subsidiary has taken, and will continue to take, commercially reasonable precautions to maintain the confidentiality of such trade secrets and confidential information, including, without limitation, obtaining appropriate confidentiality agreements from employees or third parties to which such trade secrets or confidential information are disclosed.

                 SECTION 4.16. BBSI'S BROKERS. No Seller has dealt with, retained or otherwise employed any broker, finder or agent in connection with the transactions contemplated by this Agreement except for Greif & Co., the fees and expenses of which shall be paid by the Sellers and not assumed by the Buyer.

                 SECTION 4.17.    ENVIRONMENTAL COMPLIANCE.

                                  a.       NO ENVIRONMENTAL CLAIMS.  Except as
         set forth on Schedule 4.17, there are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials (collectively called "Environmental Claims") asserted or threatened against any of the Sellers or their respective Subsidiaries. Except as set forth on Schedule 4.17, no Seller or any of its Subsidiaries nor, to the Knowledge of the Sellers, any other Person has caused or permitted any Hazardous Material to be used, generated, transported, released, treated, stored or disposed of in a manner forming the basis for an Environmental Claim against any of the Sellers or their respective Subsidiaries. Except as set forth on
         Schedule 4.17, neither Seller or any of its Subsidiaries has assumed any liability of any Person with cleanup or compliance in connection with any Environmental Claim.

                                  b.       STORAGE OF HAZARDOUS SUBSTANCES.
         Except as set forth on Schedule 4.17, no Hazardous Materials are presently stored or otherwise located, and no underground storage tanks are or were located, on real estate currently or formerly owned, leased or operated by any of the Sellers or their respective Subsidiaries or, to the Knowledge of the Sellers, on adjacent parcels of real estate, and no part of such real estate or, to the Knowledge of the Sellers, no part of such adjacent parcels or real estate, including the groundwater located thereon, is presently contaminated by Hazardous Materials.

                 SECTION 4.18.    EMPLOYEE MATTERS.  Except as set forth in
Schedule 4.18, none of the employees of any of the Sellers or their respective Subsidiaries is subject to any collective bargaining agreement and there are no strikes, work stoppages or controversies pending or, to the Knowledge of the Sellers, threatened between any Seller or its Subsidiaries and any of their respective employees, other than employee grievances arising in the ordinary course of business.

                 SECTION 4.19. COMPLIANCE WITH LAWS; GOVERNMENTAL LICENSES AND PERMITS.

                                  a.       Except as set forth on Schedule
         4.19, the BBSI Business has been conducted in compliance with each Applicable Law. No investigation or review by any Governmental Authority with respect to any Seller or its Subsidiaries is pending or, to the Knowledge of any Seller, threatened. Without limiting the generality of the foregoing, except as set forth on Schedule 4.19, each Seller and its Subsidiaries has complied with all obligations with respect to equal employment opportunity under Applicable Law.

                                  b.       Schedule 4.19 is a true and complete
         list of all material Governmental Licenses And Permits of each of the Sellers and their respective Subsidiaries and constitute all the licenses, permits and authorizations required for the operation of the BBSI Business. Each such Governmental License and Permit is in full force and effect. Except as set forth on Schedule 4.19, the BBSI Business has been operated in accordance with the terms of such Governmental Licenses And Permits and each Seller and its Subsidiaries is otherwise in compliance with, and has conducted its business so as to comply with, the terms of such Governmental Licenses And Permits. There are no proceedings pending or, to the Knowledge of any Seller, threatened with respect to the BBSI Business which reasonably may be expected to result in the revocation, adverse modification, non-renewal, or suspension of any such Governmental Licenses And Permits or the imposition of any administrative actions by any Governmental Authority with respect to the BBSI Business.

                 SECTION 4.20. INSURANCE. During the last five (5) years prior to the date hereof, each Seller and its Subsidiaries has been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Schedule 4.20 sets forth an accurate summary of all policies of insurance held by each Seller and its Subsidiaries. To the Knowledge of the Sellers, no event has occurred, including the failure by any Seller or its Subsidiaries to give any notice or information or the delivery of any inaccurate or erroneous notice or information, which limits or impairs the rights of any Seller or its Subsidiaries under any such insurance policies. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy of any Seller or its Subsidiaries has been canceled within the last two years prior to the date hereof.

                 SECTION 4.21. LIMITATIONS ON REPRESENTATIONS AND WARRANTIES OF SELLER. Notwithstanding any provision to the contrary herein, as to the assets and liabilities of Sellers, Sellers make no representations or warranties with respect to, and Buyer may not rely on any representation or warranty with respect to, any Excluded Asset or any liability which is not an Assumed Liability.

                 SECTION 4.22. NO SUBSIDIARY LIABILITY FOR EXCLUDED LIABILITY. Neither SEAFMAN, Mantatun nor Mayaguez has any direct or indirect liability, contingent or otherwise, with respect to any Excluded Liability.

                 SECTION 4.23. MAYAGUEZ. Except for the representations and warranties set forth in Section 4.1.d., all representations and warranties contained in this Article 4 related to the assets, liabilities or operations of Mayaguez shall be qualified to the extent of the Knowledge of Sellers.

                                   ARTICLE 5

                            BUYER'S REPRESENTATIONS,

                            WARRANTIES AND COVENANTS

                 Buyer hereby represents, warrants and covenants to the Sellers that the following statements are true and correct:

                 SECTION 5.1. ORGANIZATIONS, POWERS, CAPITALIZATION GOOD STANDING, BUSINESS AND SUBSIDIARIES.

                                  a.       ORGANIZATION AND POWERS.  Each of
         IHF and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, its jurisdiction of incorporation. Each of IHF and Acquisition Sub has all requisite corporate power and authority (i) to own, lease and operate its properties, (ii) to carry on its business as now conducted and proposed to be conducted, (iii) to enter into this Agreement and each other agreement, instrument and certificate required to be executed by IHF or Buyer in accordance herewith, and (iv) to carry out the transactions contemplated hereby.

                                  b.       QUALIFICATION.  IHF and Acquisition
         Sub, respectively, are duly qualified in and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in jurisdictions in which the failure to be qualified and in good standing has not had and will not have a Material Adverse Effect on the Buyer.

                 SECTION 5.2.     AUTHORIZATION OF AGREEMENT, ETC.

                                  a.       AUTHORIZATION OF AGREEMENT.  The
         execution, delivery and performance of this Agreement, and all other agreements, instruments and certificates entered into or delivered in connection with the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action of IHF and Acquisition Sub, respectively.

                                  b.       NO CONFLICT.  The execution,
         delivery and performance by IHF and Acquisition Sub, respectively, of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (i) violate, conflict with, or result in any breach of any provision of the certificate of incorporation or bylaws (or similar organizational documents) of IHF or Acquisition Sub, (ii) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change of control of a Seller or otherwise) any obligation under, or result in the loss of any benefit under, or give any Person the right to require any security to be repurchased under, or give rise to the creation of any Lien upon any of their respective assets under, any of the terms, conditions, or provisions of any Contractual Obligation of IHF or Acquisition Sub or pursuant to which they or any of their assets may be bound or subjected, (iii) subject to making or obtaining the filings, registrations, consents, approvals, orders, authorizations and notices described in Section 5.2., violate any order, writ, judgment, injunction, decree, statute, law, rule, or regulation, of any Governmental Authority applicable to IHF or Acquisition Sub by which or to which any of their assets is bound or subject, or (iv) require any approval or consent of any Person under any Contractual Obligation of IHF or Acquisition Sub, or otherwise.

                                  c.       GOVERNMENTAL CONSENTS.  The
         execution, delivery and performance by each of IHF and Acquisition Sub of this Agreement and the consummation of the transactions contemplated hereby do not and will not require any filings or registration with, consent, approval, order or authorization of, or notice or other action to or with, any Governmental Authority, except for those set forth in Section 9.1.a.

                                  d.       BINDING OBLIGATIONS.  Upon execution
         and delivery by IHF and Acquisition Sub, this Agreement will be the legally valid and binding obligations of each of IHF and Acquisition Sub, enforceable against each of IHF and Acquisition Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratoriums and other similar laws and equitable principles relating to or limiting creditor rights.

                 SECTION 5.3. BUYER'S BROKERS. IHF has retained a broker, finder or agent in connection with the transactions contemplated by this Agreement and all liability to any such Person, is solely that of IHF and not that of Sellers or their Affiliates.

                 SECTION 5.4.     IHF FINANCIAL STATEMENTS.  The IHF
Financial Statements which have been furnished by Buyer and IHF to Sellers have been prepared in accordance with GAAP consistently applied through the periods involved (except as disclosed therein or in Schedule 5.4), are true and correct in all material respects and present fairly the consolidated financial condition of the corporation covered thereby as at the dates thereof and the results of their operations for the period then ended. Since February 28, 1997, there has not occurred, and IHF has not incurred or suffered, any event, circumstance, or fact which would result in a Material Adverse Effect on IHF.

                 SECTION 5.5. IHF CASH-ON-HAND. IHF has sufficient cash-on-hand and will continue to have sufficient cash-on-hand, to cause Buyer to have sufficient cash, when added to the cash to be funded pursuant to the Commitment Letter, to pay the Purchase Price at the Closing and IHF shall make such cash-on-hand available to Buyers for the purpose of paying the Purchase Price at the Closing.

                 SECTION 5.6. BUYERS USE OF IHF AND CHASE CASH. Each Buyer shall use such cash made available to it by IHF, Buyer or Chase for the purpose of paying the Purchase Price, to so pay such Purchase Price to Sellers in accordance with this Agreement.

                                   ARTICLE 6

                        ACTIONS BY THE SELLERS, IHF AND

                           BUYER PRIOR TO THE CLOSING

                 Each Seller, IHF and Buyer covenant as follows:

                 SECTION 6.1. MAINTENANCE OF BUSINESS. Except as described on Schedule 6.1, or otherwise contemplated in this Agreement or to the extent that Buyer shall otherwise consent in writing, from the date of this Agreement until the time of Closing, no Seller shall, and shall not permit its Subsidiaries to:

                                  a.       fail to conduct, in all material
         respects, the BBSI Business in the ordinary course consistent with past practice;

                                  b.       fail, in any material respect, to
         use commercially reasonable efforts to preserve intact the BBSI Business, including (i) to keep available the services of its present key management employees to maintain the relationships between and among the Sellers and their Subsidiaries and their respective material suppliers, customers, distributors, lessors, sublessors, sublessees and others having material business relations with them, (ii) to preserve, the organization and reputation of the BBSI Business, (iii) to maintain all material Government Licenses and Permits, and (iv) to conduct, marketing programs relating to the products of the BBSI Business in the ordinary course;

                                  c.       fail, in any material respect, to
         use commercially reasonable efforts to maintain the Assets (other than the Excluded Assets) in their current condition, except for ordinary wear and tear and damage by casualty governed by Section 3.3., or fail to maintain insurance covering the Assets (other than the Excluded Assets) and the BBSI Business comparable, in all material respects, to that in effect on the date hereof;

                                  d.       fail, in any material respect, to
         maintain its Books and Records in a usual and customary manner consistent with past practices;

                                  e.       materially amend, terminate, or
         fail, in any material respect, to use commercially reasonable efforts to renew any material Assumed Contract (provided that no Seller shall be required to renew any Assumed Contract on terms that are less favorable to that Seller), or waive or release any right it may have thereunder, or default, in any material respect, (or take or omit to take any action that, with or without the giving notice or passage of time, would constitute a material default) under any Assumed Contract or enter into any new material Contract or Contract providing employment or severance benefits to any officers or other Person occupying a similar position or with similar duties and responsibilities.

                                  f.       merge or consolidate with or into
         any other legal entity, dissolve, or liquidate;

                                  g.       authorize for issuance, issue, sell,
         pledge, deliver, redeem or repurchase, or agree or commit to issue, sell, pledge, deliver, redeem or repurchase, any shares of capital stock (or Securities convertible into or exchangeable or exercisable therefore) or allow any of its Subsidiaries to authorize for issuance, issue, sell, pledge, deliver, redeem or repurchase, or agree or commit to issue, sell, pledge, deliver, redeem or deliver, any shares of capital stock (or Securities convertible into or exchangeable or exercisable therefore);

                                  h.       except as required by the terms and
         provisions of written contracts between a Seller or its Subsidiary and an employee thereof as in existence on the date of this Agreement, adopt or amend any Employee Benefit Plan or collective bargaining agreement, or increase in any manner the compensation or fringe benefits of any employee, except as may be required by Applicable Law;

                                  i.       sell (whether by merger,
         consolidation, or the sale of an equity interest or assets), lease, or dispose of any of Assets or the assets of SEAFMAN or its Subsidiaries except in the ordinary course of business and consistent with past practice or, even if in the ordinary course of business and consistent with past practices (other than sales of Inventory or surplus or obsolete equipment), whether in one or more transactions, in no event involving an Asset or an asset of SEAFMAN or its Subsidiaries having an aggregate fair market value in excess of One Hundred Fifty Thousand Dollars ($150,000);

                                  j.       acquire (by merger, consolidation or
         otherwise) any Person or make any equity investment in any Person;

                                  k.       mortgage, pledge, encumber or
         subject to any material Lien, other than Permitted Encumbrances, any of the Assets or the assets of SEAFMAN or its Subsidiaries;

                                  l.       adopt or amend any Employee Benefit
         Plan or increase any salaries or wages payable to any employees (other than increases to non-management employees made in the ordinary course of business consistent with past practices;

                                  m.       modify, amend or change in any
         material adverse respect Government License or Permit material to the BBSI Business, or waive or release any material right it may have thereunder;

                                  n.       except as required by GAAP
         accounting principles generally accepted in Ecuador, Applicable Law, or circumstances which did not exist as of March 31, 1997, change any of the material accounting principles or practices used by it;

                                  o.       change in any adverse material
         respect its existing practices and procedures with respect to the collection of, its Accounts Receivable and, except with respect to good faith attempts consistent with past practice to obtain payment of a past due Account Receivable, or except in accordance with existing practices, a contested Account Receivable, offer to discount the amount of any outstanding material Account Receivable or extend any other incentive (whether to the account debtor or any employee or third party responsible for the collection of Account Receivable) to accelerate the collection thereof; or

                                  p.       change in any adverse material
         respect its practices and procedures for purchasing, processing, packaging and maintaining Inventory, including practices with respect to the quality, quantity and mix of Inventory on hand;

                                  q.       agree to or make any commitment,
         orally or in writing, to take any actions prohibited by this Agreement.

                 SECTION 6.2. CERTAIN PROHIBITED TRANSACTIONS; FURTHER NOTICE. Without limiting the provisions of Section 6.1., from the date of this Agreement until the time of Closing, each Seller shall:

                                  a.       not, without the prior written
         consent of Buyer, engage in or permit any transaction or act which, if it had been engaged in or permitted prior to the date hereof, would have rendered untrue in any material respect any of the representations and warranties of any Seller contained herein.

                                  b.       promptly notify Buyer in writing
         upon the occurrence of any matter or event which, if it had been in existence and known on the date hereof, would have rendered untrue in any material respect any of the representations and warranties of any Seller contained herein, or which otherwise any Seller believes has or would result in a Material Adverse Effect on the Sellers.

                 SECTION 6.3. INVESTIGATION BY BUYER. From the date of this Agreement until the time of Closing, each Seller shall:

                                  a.       allow or cause to be allowed on
         reasonable notice and during regular business hours, Buyer or its employees, agents and representatives, to make such investigation of the business, properties, stores, and Books And Records of each Seller and its Subsidiaries related to the BBSI Business, and to conduct such examination of the condition (financial or otherwise) of the Assets and the assets of SEAFMAN and Mantatun as Buyer deems reasonably necessary to familiarize itself with such business, properties, Books And Records, condition and other matters, and to confirm the representations and warranties of each of the Sellers hereunder; provided, however, that such investigation shall be conducted by Buyer in a manner so as to not materially interfere with the business of any Seller.

                                  b.       if Buyer or its lenders or other
         financing sources require Phase I environmental site assessments, upon written notice from Buyer identifying the locations at which such assessments are required, allow such to be performed by Dames & Moore. The cost of any such assessments shall be borne by Buyer.

                                  c.       assist Buyer in verifying the amount
         of Estimated Working Capital, SEAFMAN Estimated Working Capital, Closing Working Capital and SEAFMAN Closing Working Capital, including
         (i) the taking of a physical inventory count at a point in time requested by Buyer on not less than ten (10) Business Days notice, provided that such notice must be given not less than fifteen (15) Business Days before the Closing Date; and (ii) allowing Buyer or its employees, and with the prior written consent of Buyer which shall not be unreasonably withheld, agents or representatives of IHF or Buyer who are not competitors of Sellers and who agree to execute confidentiality agreements in a form satisfactory to Buyer and Sellers, to review the procedures for, and process of, preparing the statement contemplated by Section 3.2.a.(vii) (including the accumulation of accounting information and closing accounting records;

                                  d.       provide to Buyer Falcons for a
         calendar month promptly after the preparation thereof and in no event later than forty-five (45) days after the end of such month.

                 SECTION 6.4.     CONSENTS AND COMMERCIALLY REASONABLE EFFORTS.

                                  a.       As soon as practicable after
         execution of this Agreement, each Seller shall commence to take all commercially reasonable action required (i) to obtain all consents and approvals under material Contractual Obligations set forth on Schedule 4.2.b, (ii) to make all filings and registrations, obtain all consents, approvals, orders and authorizations, and provide all notices and other actions set forth on Schedule 4.2.c. In addition, subject to the terms and conditions herein provided, each Seller covenants and agrees to use all commercially reasonable efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated hereby. Moreover, each Seller shall use commercially reasonable efforts to cause all the conditions in Article 8 and in Article 9 hereof to be satisfied.

                                  b.       As soon as practicable after
         execution of this Agreement, IHF and Buyer shall commence to take all commercially reasonable action required (i) to obtain all consents and approvals under Contractual Obligations set forth on Schedule 6.4.b,
         (ii) to make all filings and registrations, obtain all consents, approvals, orders and authorizations, and provide all notices and other actions set forth on Schedule 6.4.b, and (iii) obtain the Title Commitment and Survey contemplated by Section 8.6. and Section 8.7.
         In addition, subject to the terms and conditions herein provided, IHF and Buyer covenant and agree to use all commercially reasonable efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated hereby. Moreover, IHF and Buyer shall use commercially reasonable efforts to cause all the conditions in Article 7 and in Article 9 hereof to be satisfied.

                 SECTION 6.5. SAN DIEGO HEADQUARTERS SUBLEASE. Concurrently with the Closing, Buyer, as sublessee, and BBSI, as sublessor, shall enter into a sublease of the premises leased by BBSI pursuant to the San Diego Headquarters Lease embodying the terms set forth on Exhibit "E".

                 SECTION 6.6.     NO SOLICITATION.

                                  a.       Subject to (from and after the
         Bankruptcy Court's approval of the Overbid Procedures) Sellers' right to (i) receive an offer for an Alternative Transaction pursuant to the Overbid Procedures, (ii) tender to IHF the Overbid Fee, and (iii) terminate this Agreement pursuant to Section 11.2.g. and contemporaneously accept an Alternative Transaction, from the date of this Agreement until the time of Closing, each Seller shall not, directly or indirectly, through any officer, director, stockholder, employee, agent, financial advisor, banker or other representative, or otherwise, solicit, initiate, or encourage the submission of any proposal or offer from any Person (other than Buyer) relating to any acquisition or purchase of all or any material portion of the Assets or any equity interest in any Seller or its Subsidiaries, any merger, consolidation, share exchange, business combination, or other similar transaction with any Seller or its Subsidiaries (an "Alternative Transaction") or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Each Seller shall immediately communicate to Buyer the material terms of any such proposal or offer (and the identity of the party making such proposal) which it may receive and, if such proposal is in writing, such Seller shall promptly deliver a copy of such proposal to Buyer. Each Seller agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Each Seller shall immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                                  b.       From the date of this Agreement
         until the time of Closing, Buyer and its Affiliates will not, and will not permit their respective officers, directors, employees, affiliates, stockholders and agents to, obtain information from or provide information to, engage in negotiations with, solicit, facilitate or otherwise engage in discussions with, or enter into any agreement with any Person (other than the Sellers) for the acquisition of all or part of such Person or such Person's assets, so long as the business of each person or such assets relate to the production, marketing or distribution of canned tuna or canned salmon in the United States, and Buyer shall not otherwise engage in any offer or indication of intent to procure or otherwise acquire, or enter into a business related to, any Person or such Person's assets, so long as the business of such Person or such assets relate to the production, marketing or distribution of canned tuna or canned salmon assets in the United States.

                 SECTION 6.7.     BANKRUPTCY PROCEEDINGS.  Not later than
May 9, 1997, each Seller shall commence proceedings (the "Bankruptcy Proceedings") under the Bankruptcy Code and shall within ten (10) Business Days thereafter move the Bankruptcy Court (i) for entry of an order (the "Initial Order") reasonably satisfactory in form and substance to Buyer approving the provisions set forth in Section 6.6.a., the Overbid Fee and Overbid Procedures, and (ii) for entry of the Sales Order.
Each Seller shall use commercially reasonable efforts to promptly seek entry of the Initial Order and thereafter, a sales order, including findings of fact incident to such sales order substantially in the form set forth in Exhibit "B" hereto; provided Buyer must adduce evidence establishing same and otherwise use commercially reasonable efforts to attain entry of such orders and findings. For purposes of this Section 6.7. "sales order" shall refer to Exhibit "B" and shall not have the same meaning as Sales Order defined in Section 2.72.

                 SECTION 6.8. CALIFORNIA REAL PROPERTY TRANSFER TAX. No later than ten (10) Business Days before the Closing Date, BBSI shall provide Buyer a good faith estimate of the amount of real property transfer Taxes arising under California law, if any, arising as a result of the consummation of the transactions contemplated by this Agreement. If the Sellers and Buyer do not agree on such an amount within three (3) Business Days of the receipt of such estimate by Buyer, BBSI shall promptly engage Price Waterhouse (with the fees and costs of Price Waterhouse to be borne equally by Buyer and Sellers) to determine such estimate, which determination shall be final.

                 SECTION 6.9. ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement and their duly authorized representatives shall take all such action. Without limiting the generality of the foregoing, if, after the Closing Date, Buyer seeks indemnification or recovery from one or more other parties to an Assumed Contract or otherwise seeks to enforce such Assumed Contract and, in order to obtain such indemnification, recovery or enforcement, it is necessary, as a matter of law, for a Seller to initiate a suit, participate in any enforcement proceeding or otherwise provide assistance to Buyer, then, at the request and the sole expense of Buyer, that Seller shall take such action as Buyer may reasonably request in connection with Buyer's efforts to obtain such indemnification, recovery or enforcement.

                 SECTION 6.10. WORKING CAPITAL VERIFICATION. As soon as reasonably practicable and in any event not later than the close of business on the day before the Closing Date, Buyer and Sellers shall jointly determine the amounts of the SEAFMAN Estimated Working Capital, the Estimated Working Capital, the SEAFMAN Closing Working Capital and the Closing Working Capital as of the time of Closing and prepare and deliver to each other a statement setting forth the calculation thereof. The amounts of changes in Inventory, Accounts Receivable and Trade Payables utilized in calculating the Estimated Working Capital and SEAFMAN Estimated Working Capital shall be determined in accordance with GAAP and accounting principles generally accepted in Ecuador, respectively. The amounts of changes in Inventory, Accounts Receivable and Trade Payables utilized in calculating the Closing Working Capital and SEAFMAN Closing

Working Capital shall be determined solely by reference to the accounting books and records of the Sellers and SEAFMAN as closed in a manner consistent with past practices.

                 SECTION 6.11. TAX EXEMPTION ORDER REQUIREMENT. Buyer shall use commercially reasonable efforts to obtain the approval contemplated in
Section 8.3. herein.

                 SECTION 6.12. IHF PURCHASE PRICE COMMITMENT. IHF shall cause (i) the Purchase Price to be partially funded with Thirty-Five Million Dollars ($35,000,000) of cash-on-hand, as contemplated in the Commitment Letter, or (ii) the Commitment Letter to be amended or revised to increase the financing contemplated therein by the amount of which cash-on-hand to fund the Purchase Price is less than Thirty-Five Million Dollars ($35,000,000).

                 SECTION 6.13. COMMERCIALLY REASONABLE EFFORTS TO CAUSE CHASE TO FUND PURCHASE PRICE. IHF and Buyer each shall use commercially reasonable efforts to cause Chase to fund the amount of cash necessary, when added to the cash provided by IHF, to fully fund the Purchase Price on the Closing Date.

                 SECTION 6.14. ALLOCATION. Prior to the Closing Date, the Sellers and Buyer shall negotiate in good faith an allocation of the Purchase Price and Assumed Liabilities among the Assets that is intended to comply with
Section 1060 of the Internal Revenue Code of 1986, as amended. If the allocation is not agreed upon within thirty (30) days after the Closing, then Buyer and the Sellers agree that the allocation shall be made and consistently reported by Buyer and the Sellers in compliance with Section 1060 based upon an asset valuation performed by Price Waterhouse, it being understood that the Seller and Buyer agree that the portion of the Purchase Price (including the assumption by Buyer of any liabilities of BBII, if any) allocable to BBII, pursuant to such Section 1060 shall in no event exceed the total amount of the tax basis which BBII has in the assets being sold to Buyer.

                 SECTION 6.15. IHF FINANCIAL STATEMENTS. From the date of this Agreement until the time of Closing, IHF shall provide to BBSI its unaudited consolidated financial statements for each month promptly after the preparation thereof and in no event later than forty-five (45) days after the end of such month.

                 SECTION 6.16. INVENTORY REPORT AND PERSONAL PROPERTY SCHEDULES. Sellers shall provide to Buyer, when filed or transmitted, a true and correct copy of each of the Inventory report provided pursuant to the requirements of the United States Trustee in the Bankruptcy Proceedings, and the Schedules listing Personal Property which will be filed initially with the Bankruptcy Court in the Bankruptcy Proceedings.

                                   ARTICLE 7

                            CONDITIONS PRECEDENT TO

                            THE OBLIGATIONS OF BBSI

                 The obligations of each Seller to consummate the transactions contemplated hereby are subject, in the reasonable discretion of BBSI, to the satisfaction, on or prior to the time of Closing, of each of the following conditions; provided, however that with the exception of compliance with the HSR Act, any of such conditions may be waived by BBSI in writing at or prior to the Closing.

                 SECTION 7.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of IHF and Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date; and IHF and Buyer shall have performed all agreements and covenants required hereby to be performed by them prior to or at the Closing Date. The president of each of IHF and Buyer, on behalf of such entity, shall execute and deliver to BBSI a certificate certifying the foregoing.

                 SECTION 7.2. BANKRUPTCY COURT ORDER. The Bankruptcy Court shall have approved this Agreement and the transactions contemplated thereby by means of the Sales Order.

                                   ARTICLE 8

                          CONDITIONS PRECEDENT TO THE

                          OBLIGATIONS OF IHF AND BUYER

                 The obligations of IHF and Buyer to consummate the transactions contemplated hereby are subject, in the reasonable discretion of Buyer, to the satisfaction, on or prior to the time of Closing, of each of the following conditions; provided, however, any of such conditions may be waived by IHF and Buyer in writing at or prior to the Closing.

                 SECTION 8.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of each Seller contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date unless such lack of truth or correctness, individually or in the aggregate, does not result in a Material Adverse Effect on Buyer or the BBSI Business; and each Seller shall have performed all agreements and covenants required hereby to be performed by them prior to or at the time of the Closing. The president of each Seller, on behalf of such Seller, shall execute and deliver to Buyer a certificate certifying the foregoing.

                 SECTION 8.2. BANKRUPTCY COURT ORDER. Each of the Initial Order and the Sales Order shall have become a Final Order.

                 SECTION 8.3. TAX EXEMPTION ORDER. Approval of the appropriate Governmental Authority of the Commonwealth of Puerto Rico shall have been obtained by Buyer that either (i) approves the transfer of the Tax Exemption Order to Buyer or (ii) provides substantially the same treatment to Buyer as the Tax Exemption Order provides to the Sellers.

                 SECTION 8.4. MINIMUM SEAFMAN WORKING CAPITAL. After the close of business on the day before the Closing Date, the SEAFMAN Closing Working Capital shall not be less than Four Billion Sucres (S/ 4,000,000,000 Sucres).

                 SECTION 8.5. REAL ESTATE TITLE COMMITMENT. Buyer shall have received a preliminary report on title to the Real Property of the Sellers covering a date subsequent to the date of this Agreement, issued by the Title Company, which preliminary report shall contain a commitment (the "Title Commitment") of the Title Company to issue an owner's title insurance policy at Buyer's cost as Buyer may reasonably require (the "Title Policy") insuring the fee simple absolute interest of the Sellers in their respective Real Property. The Title Commitment shall be in the amount set forth in Schedule 8.5 and shall be subject only to the standard printed exceptions and: (i) liens of current state and local property taxes which are not delinquent or subject to penalty;
(ii) unviolated zoning regulations and restrictive covenants and easements of record which do not detract materially from the value of the Real Property of the Sellers and do not materially and adversely affect, impair or interfere with the use of any property affected thereby as heretofore used by Sellers;
(iii) public utility easements of record, in customary form, to serve the Real Property; and (iv) Permitted Encumbrances. Such Title Policy shall be issued on the Closing Date.

                 SECTION 8.6. SURVEY. Buyer, at its sole cost and expense, shall have obtained a survey (the "Survey") of the Real Property of the Sellers as of a date subsequent to the date hereof which shall: (i) be prepared by a registered land surveyor reasonably acceptable to Buyer; (ii) be certified to the Title Company and to Buyer; and (iii) show with respect to such Real
Property: (A) its legal description (which shall be the same as the Title Policy pertaining thereto); (B) all buildings, structures and improvements thereon and all restrictions of record and other restrictions that have been established by an applicable zoning or building code or ordinance and all easements or rights of way across or serving the Owned Real Property (including any off-site easements affecting or appurtenant thereto); (C) no encroachments thereon or adjoining parcels by buildings, structures or improvements and no other survey defects; (D) access to such parcel from a public street; and (E) a flood certification reasonably satisfactory to Buyer to the effect that no portion thereof is located within a flood hazard area.

                 SECTION 8.7. FUNDING. Buyer and IHF shall have received the amounts of the funding contemplated by the Commitment Letter.

                 SECTION 8.8. MINIMUM CLOSING WORKING CAPITAL. After the close of business on the day before the Closing Date, the Closing Working Capital shall not be less than Sixty-Five Million Dollars ($65,000,000).

                                   ARTICLE 9

                    CONDITIONS TO THE CLOSING OF EACH PARTY

                 SECTION 9.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of each party to this Agreement to effect the transactions contemplated hereby to occur at the Closing shall be subject to the satisfaction or, to the extent permitted by Applicable Law, mutual waiver of each of the following conditions:

                                  a.       (i) All requirements of any
         Applicable Law necessary for the valid consummation of the transactions contemplated herein to occur at the Closing shall have been fulfilled, including without limitation, the termination or expiration of the applicable waiting period, and any extensions thereof, under the HSR Act, without the filing of any injunctive action or the taking of any other action by the Federal Trade Commission or the Department of Justice objecting to or challenging the transactions contemplated by this Agreement), and (ii) all filings, registrations and notices with, and consents, approvals and orders of, Governmental Authorities required be obtained from any Governmental Authority under any Applicable Law shall have been made or obtained, in each case in order to permit each Seller, IHF or the Buyer to consummate the transactions contemplated hereby to occur at the Closing (other than any requirement, filing, registration, notice, consent, approval or order, of which the nonfulfillment or failure to make or obtain would not reasonably be expected to have a Material Adverse Effect on the Sellers, the Buyer or the BBSI Business); and

                                  b.       No temporary restraining order,
         preliminary or permanent injunction or other order issued by any Governmental Authority of competent jurisdiction preventing the consummation of the transactions contemplated hereby to occur at the Closing shall be in effect.

                                   ARTICLE 10

                          ACTIONS BY EACH SELLER, IHF

                          AND BUYER AFTER THE CLOSING

                 SECTION 10.1. BOOKS, RECORDS AND EMPLOYEES. The parties hereto agree that so long as any books, records and information retained by any Seller relating to the Assets, Assumed Liabilities or the BBSI Business, or the books, records and information delivered to Buyer hereunder, to the extent that they pertain to the Assets, Assumed Liabilities or the BBSI Business prior to the Closing Date, remain in existence and are available, each party (at its expense) shall have the right, after the Closing, to inspect and to make copies of the same at any time during business hours for any proper purpose. None of the parties hereto will destroy, without first having offered to deliver to the other parties, any of such books, records and information for three (3) years. Each party agrees that it will cooperate with and make available to the other parties, during normal business hours, all such books, records, information and employees (without substantial disruption of employment) necessary and useful in connection with any litigation or investigation or any other matter requiring any such books, records, information or employees for any reasonable business purpose (including, without limitation, filing federal, state, local and foreign Tax returns and other governmental reports). The party requesting any such books, records, information or employees shall bear all of the out-of-pocket costs and expenses (but excluding reimbursement for the salaries and employee benefits) reasonably incurred in connection with providing such books, records, information and employees. Buyer agrees that it shall maintain in safekeeping such books, records and other information and allow BBSI access thereto as set forth in this Section.

                 SECTION 10.2. COLLECTION OF ACCOUNTS RECEIVABLE AND DEPOSITS. After the Closing, each Seller will promptly transfer or deliver to Buyer or its designee any cash or other property that Seller or its Subsidiaries may receive in respect of any claim, Contract, license, lease, commitment, sales order, purchase order, deposit, letter of credit or receivable of any character constituting a part of the Assets. Buyer will promptly transfer or deliver to BBSI or its designee any cash or other property that Buyer may receive after the Closing in respect of any claim, contract, license, lease, commitment, sales order, purchase order, deposit, letter of credit or receivable of any character constituting a part of the assets of any Seller not included in the Assets.

                 SECTION 10.3. USE OF NAME. Each Seller shall take all commercially reasonable actions, including the changing of their corporate names, so as to enable Buyer to use the words "Bumble Bee" and to use all other Intellectual Property included in the Assets in all manners, without any blockage from any Seller. Immediately following the Closing, each Seller shall file with the Secretary of State of Delaware amendments to their certificates of incorporation changing Sellers' and their Subsidiaries' corporate names to the extent that any such name contains, or is similar in sound or appearance to, "Bumble Bee" or any other trademark or trade name which is part of the Assets.

                 SECTION 10.4. FURTHER ASSURANCES. Upon the reasonable request of any party hereto, the other party will on and after the Closing Date execute and deliver to such Person such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Buyer of, and to vest fully in Buyer title to, the Assets, to effectuate completely the assumption by Buyer of the Assumed Liabilities and to otherwise carry out the purposes of this Agreement.

                 SECTION 10.5. ONGOING REPRESENTATIONS OF SELLERS AFTER THE CLOSING. Buyer shall cooperate with Sellers after the Closing to allow John Batt to continue to act as President and Chief Executive Officer of each of Sellers, Scott Benjamin to continue to act as Vice President and General Counsel of each of Sellers and Annette Schlife to continue to act as Vice President of Business Planning and Analysis of each of Sellers until such time as Sellers have liquidated, wound-up and dissolved or otherwise terminated their corporate franchises. In order to minimize any adverse effect on Buyer of Messrs. Batt and Benjamin and Ms. Schlife continuing to act in such capacities, Sellers agree that Mr. Batt may appoint subordinate officers, employees, representatives and agents of Sellers, at Sellers' expense, to minimize the time and effort required of Messrs. Batt and Benjamin and Ms. Schlife with respect to their continuing representatives as officers of Sellers after the Closing.

                                   ARTICLE 11

                                  TERMINATION

                 SECTION 11.1. TERMINATION BY EITHER PARTY. In addition to other termination rights that might be available to it with respect hereto, any party hereto may, at its option, terminate this Agreement at any time prior to Closing by giving notice thereof to the other party:

                                  a.       if the Closing has not occurred
         within one hundred and eighty (180) days after the commencement of the Sellers' chapter 11 cases; provided, however, that the right to terminate this Agreement under this Section 11.1.a. shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

                                  b.       if a bona fide legal action or
         proceeding brought by a Governmental Authority is pending or threatened against such party as of the date of such notice of termination, if an unfavorable judgment, decree or order in such action or proceeding would prevent or make unlawful the consummation of the transactions contemplated by this Agreement and an unfavorable judgment, order or decree is likely, or if any court of competent jurisdiction issues a permanent injunction to the same effect;

                                  c.       if (i) in the event that early
         termination is not granted, the waiting period, or any extension thereof provided for under the HSR Act applicable to the transactions contemplated by this Agreement, shall not have expired by May 15, 1997 or if, (ii) within such time period, the Federal Trade Commission or the United States Department of Justice shall have filed an injunctive action or any other action objecting to or challenging the transactions contemplated by this Agreement or made a formal second request for information; or

                                  d.       by mutual written consent of the
         parties hereto.

                 SECTION 11.2. TERMINATION BY THE SELLERS. In addition to other termination rights that might be available to them under Section 11.1., Sellers (acting unanimously) may, at their option, terminate this Agreement at any time prior to Closing by giving notice thereof to Buyer, upon the occurrence of any of the following events:

                                  a.       A proceeding or case is commenced by
         or against IHF or Buyer under any law relating to bankruptcy or insolvency or seeking reorganization, liquidation, dissolution, winding-up, or any other relief under any bankruptcy, insolvency, reorganization, liquidation, winding-up or similar law;

                                  b.       Buyer makes an application for the
         appointment of, or the appointment is made of, a receiver, trustee or similar official of IHF or Buyer or for all or a substantial part of its assets;

                                  c.       Buyer or IHF makes an assignment for
         the benefit of its creditors;

                                  d.       Buyer or IHF is unable, or admits in
         writing that it is unable, to pay its debts as they mature;

                                  e.       IHF or Buyer breaches any of its
         covenants, agreements or obligations under this Agreement provided such breach remains uncured for ten (10) calendar days after IHF or Buyer has received notice from a Seller of such breach (other than breaches of Section 6.6.b., for which there shall be no cure period);

                                  f.       Any representation or warranty (read
         without regard to any qualification as to materiality or Material Adverse Effect) made by IHF or Buyer in this Agreement, shall prove to have been incorrect, incomplete, misleading or inaccurate provided that such breach of representation or warranty remains uncured for ten
         (10) calendar days after IHF or Buyer has received notice from any Seller of such breach and provided that such breach reasonably would be expected to have a Material Adverse Effect on the Sellers;

                                  g.       Following approval by the Bankruptcy
         Court of the Overbid Procedures and the Overbid Fee pursuant to the Initial Order, upon payment of the Overbid Fee and contemporaneously with the acceptance of an offer for an Alternative Transaction that has been determined by the Board of Directors of BBSI to be the highest and best offer for the BBSI Business.

                 SECTION 11.3. TERMINATION BY IHF OR BUYER. In addition to other termination rights that might be available to IHF or Buyer under Section 11.1., IHF and Buyer may, at their option, terminate this Agreement at any time prior to Closing by giving notice thereof to BBSI, upon the occurrence of any of the following events:

                                  a.       A Seller breaches any of its
         covenants, agreements or obligations under this Agreement provided such breach remains uncured for ten (10) calendar days after a Seller has received notice from IHF or Buyer of such breach (other than breaches of Section 6.6.a. and Section 6.7, for which there shall be no cure period);

                                  b.       Any representation or warranty (read
         without regard to any qualifications as to materiality or Material Adverse Effect) made by a Seller in this Agreement shall prove to have been incorrect, incomplete, misleading or inaccurate, provided that such breach of representation or warranty remains uncured for ten (10) calendar days after a Seller has received notice from IHF or Buyer of such breach and provided that such breach or breaches, individually or in the aggregate, reasonably would be expected to have a Material Adverse Effect on IHF and the Buyer or the BBSI Business;

                                  c.       The Initial Order shall not have
         been entered within twenty-five (25) Business Days after commencement of the Bankruptcy Proceedings;

                                  d.       The Initial Order shall not have
         become a Final Order of the Bankruptcy Court within forty (40) Business Days after commencement of the Bankruptcy Proceedings; or

                                  e.       A Seller shall file and pursue
         confirmation of a plan of reorganization which (i) does not provide for distributions according to a strict application of the relative priority of each class (as determined by the Bankruptcy Code and, as necessary, applicable state law), or (ii) is not agreed to (as evidenced by a written agreement) by and among (A) the Sellers, (B) claimants under the Heller Facility, (C) claimants under the Bankers Trust Facility, and (D) Unicord - Thailand, Uni Group - BVI, Uni Group.

                                   ARTICLE 12

                               GENERAL PROVISIONS

                 SECTION 12.1. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations, warranties, covenants and agreements of the respective parties hereto, as contained herein, shall not survive the Closing, and shall expire, terminate and be of no further force and effect at the time of Closing; provided, however, that all covenants and agreements to be performed, in apart or in whole, after the Closing, which are set forth in Section 6.9., Section 6.14., Article 10, and Section 12.16., shall survive the Closing.

                 SECTION 12.2. TIME IS OF THE ESSENCE. Time is of the essence with regard to the consummation of the transactions contemplated by this Agreement, and both parties shall use all commercially reasonable efforts to satisfy all obligations imposed upon such parties under this Agreement in a timely fashion.

                 SECTION 12.3. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) three (3) Business Days after being deposited by certified mail, postage prepaid

        To Buyer or IHF:

                             International Home Foods, Inc.
                             c/o Hicks, Muse, Tate & Furst Incorporated
                             1325 Avenue of the Americas
                             New York, NY 10019
                             Attention: Alan Menkes

        with a copy to:      Vinson & Elkins L.L.P.
                             3700 Trammel Crow Center
                             2001 Ross Avenue
                             Dallas, Texas 75201
                             Attention: A. Winston Oxley, Esq.

        To Sellers:
                             Bumble Bee Seafoods, Inc.
                             8899 University Center Lane
                             San Diego, California 92123
                             Attention: President
        with a copy to:

                             Stutman, Treister & Glatt Professional Corporation 3699 Wilshire Boulevard, Suite 900
                             Los Angeles, California 90010
                             Attention: Ronald L. Fein, Esq.

or such other address as may be communicated in writing by any party to the other.

                 SECTION 12.4. ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Confidentiality Agreement to which reference is made in Section 12.16., the Exhibits and the Schedules attached hereto contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all previous written or oral negotiations, commitments and writings between the parties hereto. This Agreement may be amended, but only in writing, signed on behalf of each Seller by an authorized officer thereof and signed on behalf of Buyer and IHF by any authorized officer thereof. The confidentiality obligation of Buyer, IHF and their Affiliates contained in
Section 12.16. and the above-referenced Confidentiality Agreement shall terminate and be of no further force or effect after the consummation of the transactions contemplated hereby at the Closing.

                 SECTION 12.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                 SECTION 12.6. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws otherwise applicable to such determinations.

                 SECTION 12.7. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                 SECTION 12.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each Seller, IHF and Buyer and their respective successors and permitted assigns. Notwithstanding the foregoing, this Agreement shall not be assigned by IHF or Buyer without the prior written consent of BBSI, or by any Seller without the prior written consent of Buyer and IHF.

                 SECTION 12.9. CAPTIONS. The index and the titles of the Articles and Sections of this Agreement are for convenience only and shall not be construed as limiting, defining or affecting the substantive terms of this Agreement.

                 SECTION 12.10. UNITED STATES DOLLARS. All amounts to be paid in this Agreement are expressed in, and all payments required by this Agreement are in, United States dollars.

                 SECTION 12.11. WAIVERS. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach of any other term, covenant, representation or warranty.

                 SECTION 12.12. INTERPRETATION. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation", or "including without limitation", respectively. Underscored references to Articles, Sections, Subsections or Schedules shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of, a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall be not be affected by the fact that any more general or less general representation warranty or covenant was not also breached or inaccurate.

                 SECTION 12.13. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, cause of action or other right.

                 SECTION 12.14. PUBLIC ANNOUNCEMENTS. Subject to the requirements of Applicable Law, the timing and content of any press releases, public announcements or other public communications concerning this Agreement or the transactions contemplated hereby shall be subject to the mutual agreement of each Seller, IHF and Buyer.

                 SECTION 12.15. REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

                 SECTION 12.16. CONFIDENTIAL INFORMATION. Except as contemplated by this Agreement, Buyer and Seller agree to keep any information concerning the proposed transaction confidential (including information regarding any financing commitments); provided, however, that Buyer and Seller may disclose all such information to their direct and indirect parent corporations, employees, representatives, legal counsel, professional advisers and financing sources who shall be apprised of the confidential nature of such information and the existence of this confidentiality provision and the confidentiality agreement executed by Buyer and Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse") on January 8, 1997, and as required by law or regulatory authority. Furthermore, Buyer and Seller agree that, except as may otherwise be required by law or regulatory authority, which requirement shall be confirmed by an opinion of counsel of the disclosing party delivered to the nondisclosing party prior to such disclosure, any press releases or other announcements, whether written or oral, to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement and consent prior to the dissemination thereof. Notwithstanding the foregoing, the parties hereto will not be required to obtain an opinion of counsel in connection with any disclosure to be made pursuant to the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. The January 8, 1997 confidentiality agreement previously executed by Buyer and Hicks Muse shall continue to be in full force and effect, and shall control in the event of any inconsistency herewith.

                 SECTION 12.17. FEES AND EXPENSES. Except as otherwise specifically provided herein, the Sellers, on the one hand, and IHF and Buyer, on the other hand, shall each bear their own direct and indirect costs or expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby.

                 SECTION 12.18. DIRECTOR, OFFICER AND STOCKHOLDER NON-LIABILITY. Except for the institutional signatories to this Agreement, the individual stockholders, directors and officers of the parties hereto or their Affiliates shall not have any liability or obligation arising under this Agreement.

                 SECTION 12.19. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a mutually executed counterpart of this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have each caused to be executed this Agreement effective as of the date written above.


SELLERS:

                                    BUMBLE BEE SEAFOODS, INC.



                                    By: __________________________________
                                        Phornpun Phornprapha,
                                        Chair, Board of Directors

                                    BUMBLE BEE INTERNATIONAL INC.



                                    By: __________________________________
                                        Phornpun Phornprapha,
                                        Chair, Board of Directors

                                    COMMERCE DISTRIBUTING COMPANY



                                    By: __________________________________
                                        Phornpun Phornprapha,
                                        Chair, Board of Directors

                                    SANTA FE SPRINGS HOLDING COMPANY



                                    By: __________________________________
                                        Phornpun Phornprapha,
                                        Chair, Board of Directors

BUYER:

                                        BUMBLE BEE ACQUISITION CORPORATION



                                    By: __________________________________
                                        Andrew Rosen,
                                        Vice President

IHF:

                                    INTERNATIONAL HOME FOODS, INC.



                                    By: __________________________________
                                        Alan B. Menkes,
                                        Vice President